Exhibit 4(ww)








                    Reach Network Services
                    Agreement

                    Dated 16 April 2005



                    Reach Ltd. ("Reach Parent")
                    Reach Global Services Limited. ("Reach")
                    Reach Networks Hong Kong Limited. ("RNHK")
                    Telstra Corporation Limited (ABN 33 051 775 556)
                    ("Telstra")
                    Hong Kong CSL Limited ("CSL")
                    PCCW Limited ("PCCW")
                    PCCW Communications (Singapore) Pte Ltd ("PCCW Capacity Holder")
                    PCCW-HKT Telephone Limited ("PCCW-HKT")





                    Mallesons Stephen Jaques
                    Level 10
                    Central Park
                    152 St George's Terrace
                    Perth   WA   6000
                    Australia
                    T +61 8 9269 7000
                    F +61 8 9269 7999
                    DX 91049 Perth
                    www.mallesons.com

Reach Network Services Agreement
Contents



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1      Scope                                                      4
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2      Effective Date                                             4

2.1    Effective Date                                             4
2.2    Effect on other agreements                                 4
2.3    Transitional provisions                                    4
2.4    Good faith negotiations                                    5
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3      Appointment of Reach                                       6

3.1    Appointment                                                6
3.2    Non-exclusive                                              6
3.3    No volume commitment                                       6
3.4    Parent's Group                                             6
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4      Provision of Outsourcing Services to Parents'
       Groups                                                     7

4.1    Provision of Outsourcing Services                          7
4.2    Provision of Telecommunications
       Services                                                   7
4.3    Right to deal with Parent's
       Capacity                                                   7
4.4    Provisioning, Operations and
       Maintenance for
       Telecommunications Services                                8
4.5    Prohibited Traffic for
       Telecommunications Services                                8
4.6    End Customers                                              9
4.7    Limited obligation                                         9
4.8    Licences                                                   9
4.9    Early termination fees                                     9
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5      Variation of Telecommunications Services                  10

5.1    Additional Telecommunications
       Services                                                  10
5.2    Variation of a Telecommunications
       Service                                                   10
5.3    Withdrawal of a
       Telecommunications Service                                10
5.4    Service Manuals                                           10
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6      Procedures                                                11
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7      Voice Services                                            11

7.1    Third party Voice Services                                11
7.2    Parent Voice Services                                     11
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8      Outsourcing Fee                                           14

8.1    Quarterly Outsourcing Fee                                 14
8.2    Determination of Quarterly
       Outsourcing Fee                                           14
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9      Estimated Monthly Fee and Payment                         14

9.1    Payment of monthly amount                                 14
9.2    Quarterly adjustment                                      15
9.3    Payment of Quarterly Adjustment                           15

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10     Invoices                                                  15

10.1   Invoicing Procedure                                       15
10.2   Right to require separate invoices                        15
10.3   Payment procedure                                         16
10.4   Other Currencies                                          16
10.5   Parent Group Charges                                      16
10.6   Disputed Amount                                           16
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11     Audit Procedure                                           17

11.1   Audit right                                               17
11.2   Costs and Responsibility                                  17
11.3   No unreasonable interference                              17
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12     Reach Capex Commitments                                   17

12.1   Parent Funded Non Cable Capex                             17
12.2   Reach not to incur other Capex                            18
12.3   De minimus                                                18
12.4   No change to terms applying to
       Funded Capex                                              18
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13     Additional Capacity                                       18

13.1   No obligation                                             18
13.2   Acquired Capacity                                         19
13.3   Provisions applying where a
       Parent gives notice                                       19
13.4   Management of Acquired Capacity                           20
13.5   Withdrawal of Parent Acquired
       Capacity                                                  20
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14     Reach Recommendations                                     21
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15     Telecommunications Service Development                    21

15.1   New Services                                              21
15.2   Parent Funded Development                                 21
15.3   No unfunded development                                   21
15.4   De minimus                                                21
15.5   Compensation                                              21
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16     Restoration                                               21

16.1   External Restoration                                      21
16.2   Internal Restoration                                      21
16.3   Reports                                                   21
16.4   Obligation to minimise faults                             21
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17     Committed Third Party Data Services                       21

17.1   No new Committed Third Party Data
       Contracts                                                 21
17.2   Existing Committed Third Party
       Data Contracts                                            21
17.3   Not used                                                  21
17.4   Transition of Committed Third
       Party Data Services                                       21
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18     Staff and other resources                                 21

18.1   Provision of staff                                        21
18.2   Responsibility for staff                                  21
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19     Reach Systems and Equipment                               21

19.1   Reach Systems                                             21

19.2   Maintenance and Repair                                    21
19.3   Reach Equipment                                           21
19.4   Title                                                     21
19.5   Maintenance and Repair                                    21
19.6   Parent's Systems and Equipment                            21
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20     Trespass                                                  21
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21     Reports                                                   21
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22     No set off                                                21

22.1   Parent not entitled to set off
       amounts                                                   21
22.2   Set off under the AJC Indemnity
       Agreement                                                 21
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23     Minimal Cost                                              21
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24     Review of Performance Requirement                         21
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25     Forecasts                                                 21
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26     Disaster recovery                                         21
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27     Insurance                                                 21

27.1   Maintain insurance policies                               21
27.2   Compliance                                                21
27.3   Evidence                                                  21
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28     Taxes                                                     21
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29     OSF                                                       21

29.1   Establishment of OSF                                      21
29.2   Workings of OSF                                           21
29.3   Rules of OSF                                              21
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30     Confidentiality                                           21

30.1   Privacy Obligations                                       21
30.2   Fraud and Bad Debt Prevention                             21
30.3   Disclosure or Use of Confidential
       Information                                               21
30.4   Permitted Disclosure                                      21
30.5   Procedures to protect
       Confidential Information                                  21
30.6   Conditions on consent to
       disclosures of Confidential
       Information                                               21
30.7   Third party Confidential
       Information                                               21
30.8   Announcements                                             21
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31     Regulatory Event                                          21

31.1   Right to request good faith
       negotiations                                              21
31.2   Right to suspend or terminate                             21
31.3   Failure to agree                                          21
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32     Intellectual Property                                     21

32.1   Rights                                                    21

32.2   Infringement                                              21
32.3   Protection of rights                                      21
32.4   Rights on infringement                                    21
32.5   Parties to discuss                                        21
32.6   Limit of rights                                           21
32.7   No right to use other name and
       logo                                                      21
32.8   No licence                                                21
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33     Force Majeure                                             21

33.1   Suspension of obligations                                 21
33.2   Force Majeure continuing for more
       than 10 Business Days                                     21
33.3   Strikes                                                   21
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34     Reach default                                             21

34.1   Reach Default Notice                                      21
34.2   Termination                                               21
34.3   Damages                                                   21
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35     Not used                                                  21
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36     Suspension                                                21
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37     Parent Payment Default                                    21

37.1   Reach to advise others                                    21
37.2   Resolution of Payment Dispute                             21
37.3   Valuation of IRUs and MIU points                          21
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38     Dispute Resolution                                        21

38.1   Manner in which disputes to be
       resolved                                                  21
38.2   Notice of Dispute                                         21
38.3   Compulsory final and binding
       Arbitration                                               21
38.4   Appointment of arbitration
       tribunal                                                  21
38.5   Conduct of arbitration                                    21
38.6   Arbitrator's award                                        21
38.7   Election rights                                           21
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39     Miscellaneous                                             21

39.1   Representations and Warranties                            21
39.2   Severance                                                 21
39.3   Governing law and jurisdiction                            21
39.4   Entire agreement                                          21
39.5   Variation                                                 21
39.6   Assignment                                                21
39.7   Waiver                                                    21
39.8   Relationship of parties                                   21
39.9   Relationships with Third Persons                          21
39.10  Approvals and Consents                                    21
39.11  Notices                                                   21
39.12  Counterparts                                              21
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40     Structure and interpretation                              21

40.1   Structure                                                 21
40.2   Annexures E to G                                          21

40.3   Annexure A ("Definitions")                                21
40.4   Annexure J                                                21
40.5   Service Schedules                                         21
40.6   Performance Requirements and Cost
       Information Schedule                                      21
40.7   Inconsistency                                             21
40.8   Interpretation                                            21
40.9   Headings                                                  21
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Annexure A (Definitions)                                         21

Reach Network Services Agreement

Details


Interpretation - definitions are at the end of the General terms

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Parties         Reach Parent, Reach, RNHK, Telstra, CSL, PCCW, PCCW
                Capacity Holder and PCCW-HKT
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Reach Parent    Name           Reach Ltd.

                Place of       Bermuda
                incorporation

                Address        Clarendon House, 2 Church Street,
                               Hamilton HM11, Bermuda

                Fax            +1-441-292-4720

                Attention      Company Secretary

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Reach           Name           Reach Global Services Limited.

                Place of       Bermuda
                incorporation

                Address        20th Floor, Telecom House, 3
                               Gloucester Road, Wanchai, Hong Kong

                Fax            +852 2824 0518

                Attention      The Company Secretary
--------------------------------------------------------------------------------

RNHK            Name           Reach Networks Hong Kong Limited.

                Place of       Hong Kong Special Administrative
                incorporation  Region, Peoples' Republic of China

                Address        20th Floor, Telecom House, 3
                               Gloucester Road, Wanchai, Hong Kong

                Fax            +852 2824 0518

                Attention      Company Secretary
--------------------------------------------------------------------------------

Telstra or      Name           Telstra Corporation Limited
Telstra
Capacity Holder

                ABN            33 051 775 556

                Place of       Commonwealth of Australia
                incorporation

                Address        242 Exhibition Street, Melbourne Vic
                               3000, Australia

                Telephone      +61 3 9634 6400

                Fax            +61 3 9632 3215

                Attention      The Company Secretary
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CSL             Name           Hong Kong CSL Limited

                Place of       Hong Kong Special Administrative
                incorporation  Region, Peoples' Republic of China

                Address Unit 501-8, 5th Floor, Cyberport 3, Cyberport Road, Hong Kong

                Fax            +852 2962 6111

                Attention      The Company Secretary
--------------------------------------------------------------------------------

PCCW            Name           PCCW Limited

                Place of       Hong Kong Special Administrative
                incorporation  Region, Peoples' Republic of China

                Address        39th Floor, PCCW Tower, TaiKoo
                               Place, 979 King's Road, Quarry Bay,
                               Hong Kong

                Fax            +852-2962-5725

                Attention      The Company Secretary
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PCCW Capacity   Name           PCCW Communications (Singapore) Pte
Holder                         Limited

                Place of       Republic of Singapore
                incorporation

                Address        152 Beach Road #26-06 Gateway East
                               Singapore 189721

                Fax            +65 62 30 8777

                Attention      Lim Beng Jin
--------------------------------------------------------------------------------

PCCW-HKT        Name           PCCW-HKT Telephone Limited

                Place of       Hong Kong Special Administrative
                incorporation  Region,

                               Peoples' Republic of China

                Address        39th Floor, PCCW Tower, TaiKoo
                               Place, 979 King's Road, Quarry Bay,
                               Hong Kong

                Fax            +852-2962-5725

                Attention      The Company Secretary
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Recitals        A      RNHK and Reach currently provide the ISA
                       Services to PCCW-HKT, Telstra and CSL and certain of their Related Body Corporates under the ISAs.

                B Reach and RNHK, PCCW, Telstra and CSL have agreed to change the business model on which certain of the services are currently provided from that provided for by the ISAs to the outsourcing model provided by this agreement.

                C      Reach has agreed to provide each Parent's
                       Group with the Outsourcing Services
                       utilising for that purpose the Parent's
                       Capacity on the terms and conditions of this
                       agreement.
--------------------------------------------------------------------------------

Date of         See Signing page
agreement

Reach Network Services Agreement

General terms


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1    Scope

     This agreement sets out the terms and conditions on which Reach will provide the Outsourcing Services to each Parent's Group.

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2    Effective Date

2.1  Effective Date

     This agreement takes effect on and from the Effective Date as if it commenced on the Commencement Date and continues for the remainder of the Term unless it is terminated earlier in accordance with this agreement.

2.2  Effect on other agreements

     (a)  The ISAs are terminated with effect from the Commencement Date.

     (b) Termination of the agreements under clause 2.2(a) is without prejudice to any rights, liabilities or obligations of the parties which have accrued up to the Commencement Date and does not extinguish or otherwise affect the provisions of the agreements which by their nature survive termination.

2.3  Transitional provisions

     (a) From the Commencement Date, each ISA Service will be deemed to be a Telecommunications Service provided by Reach to the member of the relevant Parent's Group who acquired that ISA Service prior to the Commencement Date on the terms and conditions of this agreement (ISA Recipient).

     (b) For the avoidance of doubt, the parties acknowledge that, from the Commencement Date, with respect to an ISA Service which becomes a Telecommunications Service:

          (i) the charges payable under the ISA will cease to apply to the provision of the Telecommunications Service as from the Commencement Date;

          (ii) the ISA Recipient will remain liable to pay charges for ISA Services supplied by the Reach Group prior to the Commencement Date in accordance with the relevant ISA;

          (iii) no rebates will apply in respect of that Telecommunications Service;

          (iv) save as set out in clause 4.9, no cancellation charges will apply if a Telecommunications Service is terminated prior to the expiration of any minimum term commitment which applied to the relevant ISA Service under the relevant ISA. Any such minimum term commitment will be deemed to be the minimum term for that Telecommunications Service for the purpose of clause 4.9.

     (c) Any invoiced charges for an ISA Service to the extent the service is provided after 1 March 2005 will be cancelled and any payment received from the Parent's Group in respect of such invoiced amounts will be applied against the Estimated Monthly Fee which is payable by the Parent under clause 9 ("Estimated Monthly Fee and Payment").

     (d) By 29 April 2005, each Parent will pay to Reach the Estimated Monthly Fees which would have fallen due for payment at the Effective Date if this agreement had been in effect at the Commencement Date after allowing for the application of any amount as provided for in clause 2.3(c) notwithstanding that invoices for the months of March and April 2005 have not been issued.

     (e) Each Parent will pay to Reach the Estimated Monthly Fees for May 2005 which is due on 1 May 2005 on that date notwithstanding that an invoice for the relevant amount has not issued in accordance with the requirements of Annexure E ("Billing and Settlement").

     (f) Reach must provide each Parent with invoices for the Estimated Monthly Fees for March, April and May 2005 within 5 Business Days of the Effective Date.

2.4  Good faith negotiations

     (a) The parties agree that amendments may be required to the Service Schedules and Performance Requirements and Cost Information Schedules for Telecommunications Services and the Service Schedules for Other Outsourcing Services following the Effective Date. Accordingly, the parties agree to enter into good faith negotiations as to whether any such amendments are required for a period of 20 Business Days after the Effective Date.

     (b) For the avoidance of doubt, the parties agree that this agreement including the schedules referred to in clause 2.4(a) are of full legal effect and that nothing in this clause 2.4(a) or the failure of the parties to reach agreement on any amendments to the schedules referred to in that clause will affect the legal effectiveness of this agreement or may be relied on by a party as an excuse for any failure to perform its obligations under this agreement.

     (c) The parties acknowledge that as a general principle, Reach must ensure that the Service Schedules for each Parent contain equivalent service levels.

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3    Appointment of Reach

3.1  Appointment

     Each Parent appoints Reach to provide the Outsourcing Services to the Parent's Group for the Term and Reach accepts such appointment on the terms of this agreement.

3.2  Non-exclusive

     Reach's appointment is non-exclusive and any member of a Parent's Group may:

     (a) appoint another person to provide services which are in the nature of the Outsourcing Services; or

     (b) acquire services which are in the nature of the Telecommunications Services from another person,

     and subject to this agreement, a Parent may vary or terminate the Outsourcing Services provided to the Parent's Group in accordance with this agreement.

3.3  No volume commitment

     The parties each acknowledge that neither Parent's Group has given any representation or undertaking as to the level of the Outsourcing Services it will acquire from Reach.

3.4  Parent's Group

     (a) The Outsourcing Services are to be provided by Reach in accordance with this agreement to each Parent and any Related Body Corporate of the Parent whom the Parent notifies Reach is authorised to order Telecommunications Services in accordance with this agreement (each a Group).

     (b)  Telstra notifies Reach that CSL is authorised to order
          Telecommunications Services.

     (c) PCCW notifies Reach that PCCW-HKT is authorised to order Telecommunications Services.

     (d) Where a member of a Parent's Group ceases to be a Related Body Corporate of the Parent, it ceases to be entitled to order or receive any further Outsourcing Services under this agreement.

     (e) Notwithstanding that Outsourcing Services may be ordered or provided to another member of the Parent's Group, the Parent will remain liable to Reach for compliance with the provisions of this agreement as if the relevant service were ordered and provided to that Parent.

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4    Provision of Outsourcing Services to Parents' Groups

4.1  Provision of Outsourcing Services

     Reach must provide the Outsourcing Services to each Parent's Group in accordance with the terms of this agreement and in the case of the Telecommunications Services in accordance with this agreement and the Service Manuals.

4.2  Provision of Telecommunications Services

     For the purpose of providing the Telecommunications Services to each Parent's Group, Reach will utilise:

     (a) that Parent's Capacity except as otherwise provided by this agreement;

     (b) where the Telecommunications Service uses the Parent's Allocated Capacity on a cable system, any Reach Landing Segment Capacity required to enable the delivery of the Telecommunications Service to the Landing Station;

     (c) any backhaul Capacity acquired by a member of the Reach Group to enable the delivery of the Telecommunications Service from the Landing Station to the POI;

     (d) where the Telecommunications Service includes a local tail, a local tail acquired by a member of the Reach Group to enable the delivery of the Telecommunications Service from the POI to the End Customer;

     (e)  Reach Systems and Reach Equipment;

     (f)  the Parent's Systems and Equipment;

     (g)  Third Party Network Interconnect Services; and

     (h)  services acquired by the Reach Group under the DAAs.

4.3  Right to deal with Parent's Capacity

     (a) Each Parent and the PCCW Capacity Holder grants to Reach for the Term the right to deal with the Parent's Capacity and the Parent's Systems and Equipment for the purpose of providing the Telecommunications and Other Outsourcing Services to that Parent's Group under this agreement. Subject to clause 16 ("Restoration") and save as otherwise agreed between the Parents, Reach may only use a Parent's Capacity to provide the Telecommunications Services to that Parent's Group. However, Reach is not required to use any particular cable system route in providing the Telecommunications Services to a Parent's Group unless requested to do so at the time of ordering of the service and it is reasonably practical to do so.

     (b) Subject to clause 4.3(d), each Parent and the PCCW Capacity Holder grants to Reach for the Term, the right to deal with the Parent's Capacity for the purpose of providing:

          (i)   voice services to the Parents' Groups and third party customers;

          (ii) satellite services to third party customers and satellite services which are not Telecommunications Services to the Groups; and

          (iii) Committed Third Party Data Services to Committed Third Party Customers.

     (c) Save as set out in this agreement, no charge is payable by Reach to the Parent or the Capacity Holder for the use of the Parent's Capacity.

     (d) Without the agreement of the Parents, Reach must not increase the amount of Capacity used on any of the cable systems for the purpose of providing the services referred to in clause 4.3(b) beyond that which is reserved for the provision of such services as at the Commencement Date and will divide that use between each Parent's Capacity on a cable system in equal shares.

4.4  Provisioning, Operations and Maintenance for Telecommunications Services

     The parties agree that, except where expressed otherwise in this agreement or otherwise agreed in writing, each party is responsible for the operation and maintenance of Network facilities on its side of a POI.

4.5  Prohibited Traffic for Telecommunications Services

     (a)  A Parent's Group must not deliver Prohibited Traffic to Reach's
          Network.

     (b) A Parent's Group must make reasonable endeavours not to deliver traffic to Reach's Network that is:

          (i)   illegal;

          (ii)  immoral or fraudulent (in the reasonable opinion of Reach); or

          (iii) declared by a competent government authority to be traffic prohibited by that authority,

          (collectively Unauthorised Traffic).

     (c) Reach may take such action as is reasonably necessary to prevent Prohibited Traffic and Unauthorised Traffic from entering its Network. Reach must give as much notice as is practical to the relevant Parent of any such action. Such action may include, but is not limited to, giving instructions to the Parent regarding how to prevent Prohibited Traffic and Unauthorised Traffic from entering Reach's Network and suspending the supply of the affected Telecommunications Service under clause 36.2 ("Suspension") if such instructions are not implemented..

4.6  End Customers

     The parties acknowledge that unless otherwise agreed between Reach and a Parent, each Parent's Group will be responsible for billing its own customers for the services it provides to them.

4.7  Limited obligation

     The parties acknowledge that Reach is not obliged to provide:

     (a) Telecommunications Services to a Parent's Group where the Parent's Capacity does not reasonably allow for the provision of that service (treating for this purpose any Capacity under any short term lease acquired for the Group as if it were part of the Parent's Capacity).

     (b) Outsourcing Services to a Parent's Group if the provision of those services would require Reach to acquire additional equipment unless the funds for that equipment are provided for in the AOP or the Parent concerned has agreed to fund the acquisition costs for that equipment and any incremental operational and maintenance charges in relation to that equipment or to otherwise provide the equipment as part of the Parent's System and Equipment.

4.8  Licences

     Reach warrants that the Reach Group currently has and save as otherwise agreed with the Parents, agrees to maintain in full force and effect during the Term, all necessary consents, permits, licenses and other approvals from all governmental and other authorities which are required for the supply by it of the Outsourcing Services as contemplated by this agreement.

4.9  Early termination fees

     (a) Save as set out in clause 4.9 (b), no early termination fee will apply if a Telecommunications Service is terminated prior to the expiration of the minimum term for that service.

     (b) Where a Telecommunications Service which is a data service includes the provision of a local tail or customer premises equipment, if the service is terminated prior to the expiration of the minimum term for that service, Reach may incur an early termination fee to the person who provided the tail or customer premises equipment. Reach will recover any such early termination fee to the extent that it relates to the period prior to the expiration of the minimum term as a part of the Parent Specific Charges payable by the Parent whose Group was receiving the service.

--------------------------------------------------------------------------------
5    Variation of Telecommunications Services

5.1  Additional Telecommunications Services

     (a) From time to time, Reach may agree with a Parent to provide a new telecommunications service to that Parent's Group in which case this agreement will be amended to incorporate the new service by:

          (i) the addition of the new service into the list in Annexure J ("List of Telecommunications Services"); and

          (ii) the addition of a new Service Schedule for that telecommunications service.

          Reach must act reasonably in considering any request to provide a new telecommunications service and in reaching agreement with a Parent on the terms and conditions which will apply to that new service.

     (b) Where Reach agrees to provide a new telecommunications service to a Parent's Group, Reach must:

          (i)  provide a copy of the new Service Schedule to each Parent;

          (ii) notify the Parents of the estimated incremental costs associated with providing that new telecommunications service.

     (c) Unless otherwise agreed between the Parents and Reach, the incremental costs associated with providing that new telecommunications service will be recovered from the Parent's Group utilising the new telecommunications service as part of the Outsourcing Fee for that Group until the other Parent's Group elects to use the service, and thereafter those costs will be recovered as part of the Recovery Fee.

5.2  Variation of a Telecommunications Service

     Reach and a Parent may agree to vary a Telecommunications Service in which case the parties will vary the Service Schedule for that Telecommunications Service for that Parent's Group with effect from the date that the variation to the Telecommunications Service occurs.

5.3  Withdrawal of a Telecommunications Service

     Reach and a Parent may agree to Reach withdrawing a Telecommunications Service in which case the parties will delete the Service Schedule for that Telecommunications Service for that Parent's Group with effect from the date that the withdrawal to the Telecommunications Service occurs.

5.4  Service Manuals

     (a) The parties must use reasonable endeavours to comply with the Service Manuals.

     (b) Reach may amend a Service Manual on 5 Business Days' notice where it reasonably believes that the amendment has no or only a minor effect on the relevant Parent's Group. All other changes to Service Manuals must be agreed between Reach and the relevant Parent.

     (c) If the relevant Parent objects to a change to a Service Manual proposed by Reach the resulting dispute may be dealt with in accordance with clause 38 ("Dispute Resolution") in which case the change will not come into effect unless the dispute is resolved in favour of that change in accordance with clause 38 ("Dispute Resolution").

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6    Procedures

     The parties will comply with:

     (a)  the Costing Information Procedures;

     (b)  the Forecasting, Ordering and Provisioning Procedures; and

     (c)  the Operations and Maintenance Procedures,

     relating to the provision of the Telecommunications Services.


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7    Voice Services

7.1  Third party Voice Services

     The parties acknowledge that Reach will continue to provide voice services to third party customers on commercial terms and this agreement will only apply to the Voice Services provided by Reach to each Group.

7.2  Parent Voice Services

     (a) Reach will provide Voice Services to each Parent's Group based on the following arrangements:

          (i) net settlement arrangements (including traditional transit and one-way accounting rate arrangements);

          (ii)  send or pay arrangements;

          (together, Bilateral Arrangements),

          (iii) refile arrangements; and

          (iv) other arrangements agreed between Reach and the Parents from time to time.

     (b) The following terms will apply to Voice Services provided on a net settlement basis:

          (i) the accounting and other settlement rates which apply under the relevant bilateral agreement between Reach and an international Correspondent Carrier for such Voice Services will also apply to the Voice Services delivered to Reach and taken from Reach by the Parent's Group;

          (ii) the Parent's Group will not pay Reach for any Voice Service which the Parent delivers to Reach but will settle based on a net payment (determined on a net aggregate level for combined inbound and outbound traffic) which will be taken into account in determining the Voice Fee;

         (iii) Reach will recover from the Parent as a cost which is attributable to that Parent any charges invoiced to Reach under the DAA entered into with a member of the Parent's Group for the termination of Voice calls save to the extent that an election is made under that DAA not to require Reach to pay those charges.

     (c) The following terms will apply to Voice Services provided under a send or pay arrangement:

          (i) Reach will enter into send or pay agreements with international Correspondent Carriers in respect of traffic from a Parent's Group in accordance with the Voice Management Principles, and, in respect of the Major Routes, after consulting with the Parent and Reach will agree with the Parent, either particularly or in the form of agreed parameters, the:

               (A)  originations and destinations;

               (B)  term;

               (C)  the Voice Services utilising the arrangement;

               (D)  rates; and

               (E)  volumes of minutes,

               to be covered in respect of the relevant send or pay agreement.

          (ii) In the event of a forecast shortfall of the volume of minutes from a Parent or a member of its Group subject to a send or pay arrangement, Reach must notify that Parent or relevant member of the number of minutes of the relevant traffic which has been sent and the number of minutes required to make up the forecast shortfall against the committed amount, and Reach will work with the Parent or relevant member to fill such shortfall by sourcing and sending third party traffic.

         (iii) In the event of an actual shortfall in the contracted volume which is filled by minutes from third party traffic, if the third party traffic sent via the send or pay arrangement results in:

               (A) higher net revenue than would have been reasonably expected to have been generated by Reach's third party wholesale voice business, that net revenue gain will be credited to the Parent as part of the Voice Fee payable by that Parent; and

               (B) lower net revenue than would have been reasonably expected to have been generated by Reach's third party wholesale voice business, that net revenue loss will be included as part of the Voice Fee payable by that Parent.

          (iv) In the event of an actual shortfall of the volume of minutes sent by a Parent or the member of that Parent's Group at the end of the relevant send or pay arrangement, an amount equal to the number of minutes making up the shortfall in traffic multiplied by the send or pay agreed rate will be recoverable from the relevant Parent as part of the Voice Fee.

          (v) Any net revenue gain from a send or pay arrangement, other than any gain arising under the circumstances contemplated by clause 7.2(c)(iii)(A) will be attributed to the Parent for the purpose of determining the Voice Fee payable by that Parent.

          (vi) Reach will recover from the Parent as a cost which is attributable to that Parent any charges invoiced to Reach under the DAA entered into with a member of the Parent's Group for the termination of Voice calls save to the extent that an election is made under that DAA not to require Reach to pay those charges.

     (d) The following terms will apply to Voice Services provided under a refile arrangement:

          (i) Reach will enter into refile arrangements with international Correspondent Carriers in accordance with the Voice Management Principles;

          (ii) the rates which apply to a Parent's traffic will be the same rates as charged to Reach by the international Correspondent Carrier and will be recoverable from the Parent as part of the Voice Fee;

     (e) Reach will work with each Parent (focusing on the Major Routes) to determine whether voice traffic is to be sent via a Bilateral Arrangement or a refile arrangement.

     (f) For the avoidance of doubt the parties acknowledge that a member of a Parent's Group may enter into new bilateral or refile agreements with other carriers.

     (g) Save in accordance with the Voice Management Principles, Reach will not vary the bilateral agreements with international
          Correspondent Carriers or agree to any change in the rate payable under such agreements without the approval of the Parent.

     (h) Reach notifies the Parents that it will not use any means of terminating traffic in any international destination which, in Reach's reasonable opinion, may be in breach of any applicable law or regulation.

     (i) The Parents agree to provide Reach with forecasts for Voice Services in accordance with paragraph 1.2(a)(ii) of Annexure F, and to assist Reach with its reporting of actual voice traffic in categories contemplated by that paragraph.

     (j) The terms applicable to any other arrangements Reach enters into with the agreement of Reach and the applicable Parent from time to time pursuant to clause 7.2(a)(iv) shall be at Reach's net cost or as otherwise agreed at the time.

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8    Outsourcing Fee

8.1  Quarterly Outsourcing Fee

     For so long as a Default Notice has not been issued, Reach will charge each Parent on a Quarterly basis an outsourcing fee for the Services provided to the Parent's Group under this agreement for that Quarter (Quarterly Outsourcing Fee).

8.2  Determination of Quarterly Outsourcing Fee

     The Quarterly Outsourcing Fee will be determined in accordance with Annexure C ("Quarterly Outsourcing Fee").

--------------------------------------------------------------------------------
9    Estimated Monthly Fee and Payment

9.1  Payment of monthly amount

     (a) For so long as a Default Notice has not been issued, each Parent must pay Reach in accordance with Annexure E ("Billing and Settlement") on account of the Quarterly Outsourcing Fee payable by that Parent's Group, the amount set out in the applicable AOP as the amount payable by that Parent for that month (Estimated Monthly Fee).

     (b) Where the applicable AOP has not been agreed by the start of a Year, the Estimated Monthly Fee which will apply to a Parent until the AOP has been agreed will be 92.5% of the Estimated Monthly Fee for that Parent for the equivalent month in the preceding Year or in the case there is no Estimated Monthly Fee for that month, 92.5% of the monthly average of the Estimated Monthly Fees payable by that Parent for the preceding Year.

9.2  Quarterly adjustment

     An adjustment (Quarterly Adjustment) will be made in accordance with Annexure E ("Billing and Settlement") after the end of each Quarter to reflect any difference between:

     (a) the aggregate of the Estimated Monthly Fees for the Parent's Group for the preceding Quarter; and

     (b)  the Quarterly Outsourcing Fee for the Parent's Group for that
          Quarter.

     The parties acknowledge that certain of the costs and revenues which are to be taken into account in determining the Quarterly Adjustment may not be finally determined at the time the Quarterly Adjustment is made and that reasonable estimates of such unquantified amounts may be used for the purpose of determining the Quarterly Adjustment. Once such costs or revenues are finally determined an adjustment will be made and included in the Quarterly Adjustment for the Quarter in which they are finally determined.

9.3  Payment of Quarterly Adjustment

     The Quarterly Adjustment will be made as follows:

     (a) if the aggregate of the Estimated Monthly Fees for the Parent for the preceding Quarter exceeds the Quarterly Outsourcing Fee for the Parent for that Quarter, the Quarterly Adjustment will be applied against the Estimated Monthly Fees for subsequent months;

     (b) if the Quarterly Outsourcing Fee for the Parent for that Quarter exceeds the aggregate of the Estimated Monthly Fees for the Parent for the Quarter, the Parent will pay Reach the Quarterly Adjustment in accordance with Annexure E ("Billing and Settlement"); and

     (c) if this agreement is terminated then any outstanding portion of the Quarterly Adjustment due to a Parent under clause 9.3(a) will be paid to the Parent on demand.

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10   Invoices

10.1 Invoicing Procedure

     Reach will invoice each Parent in accordance with the procedure set out in Annexure E ("Billing and Settlement").

10.2 Right to require separate invoices

     (a) If a Parent notifies Reach that it requires a part of the Outsourcing Fee to be invoiced to another member or members of that Parent's Group and specifies the proportion of the Outsourcing Fee which is to be invoiced to that other member or members, Reach will issue any invoice for the Estimated Monthly Amount and the Quarterly Adjustment in accordance with that direction.

     (b) If a Parent notifies Reach that it requires specific Voice Services to be invoiced to another member or members of that Parent's Group, Reach will issue any invoice for the specified Voice Services in accordance with that direction and any payment made in relation to that invoice will be treated as having been made by the Parent on account of the Estimated Monthly Fees for the Parent's Group for the Quarter in which the payment is received.

     (c) A Parent may by further notice to Reach amend any notice given under clauses 10.2(a) or (b).

     (d)  Unless otherwise agreed with Reach, a notice given under this clause
          10.2 may only take effect at the start of a Quarter and will not apply to any invoices issued prior to it taking effect.

     (e) Notwithstanding that notice is given under this clause and an invoice is issued to some other member of a Parent's Group, the Parent remains liable for the Outsourcing Fee as if no notice had been given and all invoices were issued directly to the Parent.

10.3 Payment procedure

     Except as otherwise agreed between Reach and a Parent, each Parent will make payment of the invoice in United States Dollars in accordance with the procedure set out in Annexure E ("Billing and Settlement").

10.4 Other Currencies

     (a) Where Reach and a Parent agree that a portion of the Outsourcing Fee representing the recovery of a third party cost which is billed to the Reach Group in a currency other than US$ is to be recovered in the currency in which it is billed, that portion of the Outsourcing Fee will be payable by the Parent's Group in the currency in which it is billed to the Reach Group.

     (b) Except for the costs referred to in clauses 10.4(a) and 10.5, all costs incurred by Reach will be converted into US$ and will be billed by Reach in, and will be payable to Reach in, US$.

10.5 Parent Group Charges

     Where a Parent renders charges to Reach which are recoverable from that Parent as an attributable cost (relevant charge):

     (a) for the purpose of determining the component of the Outsourcing Fee on account of the relevant charge (relevant component), that component will be calculated in the currency in which the Parent bills Reach for the relevant charge; and

     (b)  the relevant charge will set off against the relevant component.

10.6 Disputed Amount

     Where a Parent is not satisfied that the Charges in an invoice are correct, it may notify a Billing Dispute in accordance with Annexure E ("Billing and Settlement") and that Billing Dispute will be dealt with in accordance with Annexure E ("Billing and Settlement"). Save in the case there is a manifest error in the invoice, the Parent must pay the disputed amount pending resolution of the dispute. This clause is subject to the rights of a party to make an election under clause 37.1.

--------------------------------------------------------------------------------
11   Audit Procedure

11.1 Audit right

     Reach Parent must procure that :

     (a) each Parent is permitted at reasonable times and on reasonable notice, through their officers, agents or advisers authorised on their behalf, to:

          (i)  access to the premises of members of the Reach Group;

          (ii) examine, inspect, audit and copy any accounts and records relating to this agreement or the Outsourcing Services or which affect the amount of the Outsourcing Fee; and

         (iii) provide all necessary facilities for this purpose;

     (b) the Reach Group complies with clause 11.1(a) however and wherever the records and accounts are stored or located; and

     (c) in the case of documents or records stored on a medium other than in writing, make available to the Parent on request reasonable facilities necessary to enable a legible reproduction to be created.

11.2 Costs and Responsibility

     Subject to any express provision in this agreement to the contrary each party must bear its own costs of any audit.

11.3 No unreasonable interference In the exercise of the rights granted by this clause, a Parent must use reasonable endeavours not to unreasonably interfere with the Reach Group's activities in any material respect.

--------------------------------------------------------------------------------
12   Reach Capex Commitments

12.1 Parent Funded Non Cable Capex

     (a) The Parents may individually or jointly agree with Reach to fund Non Cable Capex in which case the relevant Capex commitment in relation to that Non Cable Capex will be Parent Funded Non Cable Capex.

     (b) The Parents will fund any Parent Funded Non Cable Capex in the following proportions:

          (i) where the agreement to fund the relevant Capex commitment is with an individual Parent, that Parent will assume liability for the entire amount of the Capex commitment;

          (ii) where the agreement to fund the relevant Capex commitment is with both Parents, each Parent will fund that part of the Capex commitment allocated to the Parent in that agreement or in the absence of any such agreed allocation, in equal shares.

     (c) Unless otherwise agreed between the Parents and Reach, any incremental operating expenses incurred in relation to Non Cable Capex will be recoverable as part of the Recovery Fee.

     (d) The manner in which the Parents will fund Non Cable Capex and any incremental operating expenses in relation to that Capex, what rights they get in relation to that Non Cable Capex and the manner in which funds are to be contributed will be set out in the agreement with Reach which on signing will be deemed to be an annexure to this agreement.

12.2 Reach not to incur other Capex

     Subject to clause 12.3 ("De minimus"), Reach may only incur further Capex commitments if they are Funded Capex commitments or the commitment is:

     (i)  included in the current AOP; or

     (ii) is otherwise approved by the Board of Reach Parent (or any sub committee of the Board of Reach Parent to whom the right to give this approval has been delegated, currently the finance monitoring sub committee of the Board).

12.3 De minimus

     Notwithstanding clause 12.2 ("Reach not to incur other Capex"), Reach may incur up to US$10,000 per month of Unfunded Capex.

12.4 No change to terms applying to Funded Capex

     Reach must not change the terms and conditions applicable to Funded Capex or do or omit to do anything which would increase the liability of Reach or the Parents for the Funded Capex without first obtaining the approval of each Parent. Where the agreement to fund the relevant Capex commitment is with an individual Parent, only the approval of that Parent will be required to the change in terms and conditions.

--------------------------------------------------------------------------------
13   Additional Capacity

13.1 No obligation

     The parties acknowledge that nothing in the Capacity Allocation Agreement or this agreement:

     (a)  prevents a Parent acquiring Capacity directly from a third party; or

     (b) requires a Parent to exercise its rights under this clause to make such Capacity, Acquired Capacity.

13.2 Acquired Capacity

     A Parent may by notice to Reach and the other Parent notify Reach that it proposes to make Capacity acquired by that Parent or a Related Body Corporate, Acquired Capacity of that Parent for the purpose of this agreement.

13.3 Provisions applying where a Parent gives notice

     (a) Where a Parent gives notice under clause 13.2 ("Acquired Capacity"), Reach must as soon as is reasonably practical advise the Parent giving notice:

          (i) whether it is technically feasible to integrate the relevant Capacity into Reach's network;

          (ii) what additional systems and equipment (if any) it would require to enable Reach to provide Telecommunications Services to the Parent if such Capacity were to become Acquired Capacity; and

         (iii) whether Reach has sufficient backhaul and other domestic Capacity available to enable Reach to provide Telecommunications Services to the Parent if such Capacity were to become Acquired Capacity and if not, when additional backhaul would be available.

     (b) Where Reach gives notice under clause 13.3(a) ("Provisions applying where a Parent gives notice") that it would not be technically feasible to integrate the relevant Capacity into Reach's network or that additional systems and equipment would be required, the Parent concerned and Reach will meet to seek to address Reach's concerns which may require the Parent to procure the provision of additional systems and equipment to Reach either by funding the acquisition of the systems and equipment by Reach or otherwise so as to permit Reach to provide the relevant Telecommunications Services utilising such Capacity.

     (c) Where Reach gives notice under clause 13.3(a) ("Provisions applying where a Parent gives notice") that it would be technically feasible to integrate the relevant Capacity into Reach's network and that no additional systems and equipment would be required, the relevant Capacity will become part of the Parent's Capacity on a date agreed between Reach and the Parent concerned which unless otherwise agreed will be the earliest date on which it would be reasonably practical to integrate the relevant Capacity into Reach's network.

     (d) Where Reach gives notice under clause 13.3(a) ("Provisions applying where a Parent gives notice") that it would not be technically feasible to integrate the relevant Capacity into Reach's network or that additional systems and equipment would be required, and Reach and the Parent concerned are able to agree on a work around which would address Reach's concerns, the relevant Capacity will become part of the Parent's Capacity on a date agreed between Reach and the Parent concerned which unless otherwise agreed will be the earliest date on which it would be reasonably practical to integrate the relevant Capacity into Reach's network taking into account the implementation of the agreed work around.

     (e) Reach will on the request of the Parent seeking Acquired Capacity inform the Parent (with a copy of such notification to be given to the other Parent) of the estimated incremental costs (if any) which Reach reasonably considers will be incurred as a result of making such Capacity, Acquired Capacity.

     (f) Reach acknowledges that it is technically feasible to provide Telecommunications Services in relation to Capacity acquired on the Southern Cross Cable Network between Sydney and the United States of America.

13.4 Management of Acquired Capacity

     (a) If requested by a Parent, Reach will administer and manage the Parent's rights and obligations in respect of Acquired Capacity and the agreements under which the Acquired Capacity is held.

     (b) In administering and managing the Parent's Acquired Capacity under clause 13.4(a), Reach must act in accordance with guidelines agreed between Reach and the Parent and Reach to the extent required by the guidelines will consult with the Parent on all decisions and actions made by Reach in relation to the Acquired Capacity in accordance with those guidelines.

13.5 Withdrawal of Parent Acquired Capacity

     (a) A Parent may by further notice of not less than six months notice to Reach (or such other period as may be agreed with Reach), such notice to be given prior to October in the Year preceding the Year in which it is to take effect, elect to withdraw Parent Acquired Capacity from the Parent's Capacity for the purpose of this agreement.

     (b) A Parent which withdraws Acquired Capacity will remain liable for any incremental costs incurred in relation to that Capacity to the extent that they continue to be incurred by Reach following the withdrawal of that Capacity. Reach will use its reasonable endeavours to reallocate the resources the subject of those incremental costs or will at the request of the relevant Parent seek to terminate any agreement under which those incremental costs are incurred in which case any early termination costs will be recovered from the relevant Parent as part of the incremental costs in relation to that Acquired Capacity.

--------------------------------------------------------------------------------
14   Reach Recommendations

     (a) As part of the Outsourcing Services, Reach must monitor the use of each Parent's Capacity.

     (b) Reach must make recommendations to each Parent regarding any timely acquisitions of Capacity by that Parent which it believes are required in order to ensure that Reach is able to provide the Parent with Telecommunications Services in accordance with the Parent's forecasts and the relevant Performance Requirements for that Parent's Telecommunications Services.

     (c) Neither Parent is obliged to acquire the additional Capacity recommended by Reach. However, to the extent that it fails to do so, Reach will be excused from any resulting failure to provide Telecommunications Services in accordance with the relevant forecasts or Performance Requirements.

     (d) At the commencement of each Quarter or at any other time as and when considered necessary, Reach will meet with each Parent to discuss whether any acquisition of Capacity is required and if so, the likely extent of that Capacity.

     (e) Where Reach recommends an acquisition of Capacity by the Parent, Reach must assist the Parent to acquire such additional Capacity on the best available commercial terms.

--------------------------------------------------------------------------------
15   Telecommunications Service Development

15.1 New Services

     Reach must use all reasonable endeavours during the Term consistent with the limitation imposed on Reach by the provisions of this clause 15, to improve the Telecommunications Services and to develop superior replacement services for the Telecommunications Services and to make those improvements and new services promptly available under this agreement.

15.2 Parent Funded Development

     (a) Subject to the provisions of this clause, where requested by a Parent, Reach will develop new telecommunications services and improve the functionality of Telecommunications Services (Development) in accordance with the Parent's specifications in a timely and cost efficient manner.

     (b) The Parents may individually or jointly agree with Reach to fund a Development in which case the relevant funding commitment will be a "Parent Funded Development".

     (c) The Parents will be liable for the funds required for any Parent Funded Development in the following proportions:

          (i) where the agreement to fund the Development is with an individual Parent, that Parent will be liable for the entire amount of funds required for the Development (subject to any limit agreed between the Parent and Reach);

          (ii) where the agreement to fund the Development is with both Parents, each Parent will be liable for that part of the funds required for the Development apportioned to the Parent in that agreement or in the absence of any allocation, in equal shares but subject to any agreed limit.

15.3 No unfunded development

     Subject to clause 15.4 ("De minimus"), Reach may not engage in any Development of telecommunications services which is not Parent Funded Development unless the funding for the development:

     (i)  is included in the current AOP; or

     (ii) is otherwise approved by the Board of Reach Parent (or any sub committee of the Board of Reach Parent to whom the right to give this approval has been delegated, currently the finance monitoring sub committee of the Board).

15.4 De minimus

     Notwithstanding clause 15.3 ("No unfunded development"), Reach may incur up to US$5,000 per month of Unfunded Development.

15.5 Compensation

     Where a Parent individually funds Development, the other Parent is not entitled to the benefit of the Development or to order any new Telecommunications Services which uses the benefit unless it reaches agreement with the Parent funding the Development under which it reimburses that Parent an equitable amount on account of the amount by which the Parent funded the Development.

--------------------------------------------------------------------------------
16   Restoration

16.1 External Restoration

     (a) Where there is a fault in respect of a Telecommunications Service provided to a Parent or a member of a Parent's Group under this agreement and in order to rectify that fault in a cost effective manner, Reach is required to acquire additional Capacity on an interim basis (External Restoration Capacity) then the cost of that additional Capacity will be passed on to the Parent to whom the affected Telecommunications Service is being provided. Notice of the acquisition of External Restoration Capacity will be given to the Parent concerned in accordance with guidelines approved by the OSF.

     (b) External Restoration Capacity is to be acquired and the Parent is liable for the cost of the External Restoration Capacity in accordance with guidelines approved by the OSF.

16.2 Internal Restoration

     (a) Where there is a fault in respect of a Telecommunications Service provided to a Parent or some other member of the Parent's Group under this agreement and Reach is able to rectify that fault by using part of the other Parent's Capacity without diminishing in any way the quality of the Telecommunications Services provided to that other Parent, Reach may use that part of the other Parent's Capacity (Internal Restoration Capacity) for this purpose.

     (b) There will be no charge for the use of Internal Restoration Capacity where it is used for a period not exceeding 6 weeks.

     (c) Where the Internal Restoration Capacity is used for a continuous period exceeding 6 weeks, the Parent who receives the benefit of the Internal Restoration Capacity must pay to the other Parent compensation for any use of the Internal Restoration Capacity for the portion of the period of use exceeding 6 weeks in accordance with the principles for compensation set out in clause 20.

     (d) Reach must notify both Parents prior to or as soon as practical thereafter using the Internal Restoration Capacity.

     (e) Unless otherwise agreed between the Parents, Reach must cease using Internal Restoration Capacity for the purpose set out in paragraph
          (a) where the use of that Capacity would prevent Reach provisioning Telecommunications Services ordered by that other Parent's Group or would otherwise diminish the quality of the Telecommunications Services provided to that other Parent's Group.

16.3 Reports

     Reach will report to the Parents on a monthly basis on:

     (a) the planned outages in the Reach Network expected in the forthcoming month;

     (b) what additional Capacity is required to cover those planned outages and where that Capacity will be sourced and on what terms;

     (c) what steps are being taken to rectify any faults which have caused or are likely to cause outages.

16.4 Obligation to minimise faults

     Reach will use its reasonable endeavours to:

     (a)  minimise faults in the Reach Network which cause outages; and

     (b)  rectify such faults as soon as is reasonably practical.

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17   Committed Third Party Data Services

17.1 No new Committed Third Party Data Contracts

     Without the prior approval of each Parent, Reach will not enter into any new Committed Third Party Data Contracts or renew the term of any Committed Third Party Data Contract.

17.2 Existing Committed Third Party Data Contracts

     Reach will continue to provide Committed Third Party Data Services to Committed Third Party Customers in accordance with the principles set out in Annexure D ("Committed Third Party Data Services - transition and extension principles").

17.3 Not used

17.4 Transition of Committed Third Party Data Services

     Reach and the Parents will comply with the transition principles set out in Annexure D ("Committed Third Party Data Services - transition and extension principles").

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18   Staff and other resources

18.1 Provision of staff

     Reach must provide and maintain the necessary staff and resources to enable it to perform its obligations in accordance with this agreement.

18.2 Responsibility for staff

     Reach acknowledges that:

     (a)  it is responsible for its own employees;

     (b) any act or omission of any of those employees, whether or not the employee is acting lawfully or within his or her authority, is an act or omission of Reach;

     (c) it must procure compliance by all its employees with the obligations of Reach under this agreement,

     and Reach must pay the salaries, insurance premiums, payroll tax, superannuation levies, leave expenses and any other monies payable in relation to its employees.

--------------------------------------------------------------------------------
19   Reach Systems and Equipment

19.1 Reach Systems

     Reach must provide the Reach Systems and any other systems needed to properly provide the Telecommunications Services in accordance with this agreement.

19.2 Maintenance and Repair

     Reach must keep and maintain the Reach Systems in good order and repair and in sound working condition.

19.3 Reach Equipment

     Reach must provide the Reach Equipment and any other hardware required to properly provide the Outsourcing Services in accordance with this agreement.

19.4 Title

     As between Reach and the Parents, Reach retains full title to, and risk in relation to, the Reach Equipment at all times.

19.5 Maintenance and Repair

     It is Reach's responsibility to keep and maintain the Reach Equipment in good order and repair and in sound working condition, including the payment of all repair and operational expenses.

19.6 Parent's Systems and Equipment

     Where this agreement provides that Reach is not obliged to do something unless a Parent agrees to fund the acquisition of equipment, the Parent may elect to provide that equipment to Reach instead of funding the acquisition.

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20   Trespass

     (a) Except as set out in clause 16.2 ("Internal Restoration"), where after 30 June 2005 the provision of a Telecommunications Service to a Parent makes use of the other Parent's Capacity, the Parent to whom the Telecommunications Service is being provided will reimburse the other Parent for the use of that Capacity at fair market value.

     (b) Where the use of the other Parent's Capacity under paragraph (a) continues for 6 months or for periods which in aggregate exceed 6 months in any 12 month period, the other Parent has the right to require the Parent to whom the Telecommunications Service is being provided to purchase the Capacity at fair market value.

     (c) Where the fair market value of Capacity or use of Capacity is to be determined for the purpose of this clause it is to be determined in accordance with the following principles:

          (i) Each Parent will obtain and provide to the other bona fide quotes for the acquisition or use of equivalent Capacity (as the case may be).

          (ii) The fair market value will be the average of the two quotes except where the higher quote exceeds by more than fifteen percent the lower quote.

         (iii) Where the higher quote exceeds by more than fifteen percent the lower quote, resolution of fair market value will be referred to the OSF for resolution and if the OSF is unable to resolve the matter, it will be dealt with under clause 38 ("Dispute Resolution").

     (d) For the avoidance of doubt, the parties acknowledge that nothing in this clause 20 permits the provision of a Telecommunications Service to a Parent using the other Parent's Capacity and Reach must monitor and notify the Parents where it occurs. Any encroachment on the other Parent's Capacity must immediately cease if requested by the other Parent.

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21   Reports

     Reach must deliver reports to each Parent containing the content and at the times determined by the OSF. These reports must enable the Parents to determine the extent to which Reach is providing the Telecommunications Services in accordance with the Performance Requirements.

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22   No set off

22.1 Parent not entitled to set off amounts

     Subject to clause 22.2 ("Set off under the AJC Indemnity Agreement"), a Parent may not set off any amount owed by Reach to the Parent on any account whatsoever against any amount payable by the Parent to Reach on account of the Charges.

22.2 Set off under the AJC Indemnity Agreement

     Notwithstanding clause 22.1 ("Parent not entitled to set off amounts"), Telstra may set off against any amount due by Telstra to Reach under this agreement, any amount due for payment by Reach to Telstra under the AJC Indemnity Agreement.

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23   Minimal Cost

     (a) The Outsourcing Services provided under this agreement must be provided in a manner so as to minimise the Outsourcing Fee payable by each Parent to extent that this is practical without adversely impacting on the provision of the Telecommunications Services in accordance with the applicable Performance Requirements.

     (b) The parties acknowledge that it is their objective and expectation that, in real dollar terms when measured against the Outsourcing Services provided in each Year, the Outsourcing Fee will decline on a Year by Year basis as Reach achieves greater efficiencies and lowers its cost base.

     (c) The Parents may request Reach to provide written details of processes in place and steps taken by Reach to measure and achieve the objective and requirements set out in this clause. Reach must respond to any such request within 30 Business Days.

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24   Review of Performance Requirement

     Reach must meet with each Parent on a quarterly basis to discuss whether the Performance Requirements should be varied. If, following those discussions, Reach and the Parent are unable to reach agreement, the Parent may elect to refer any outstanding issues to the OSF for resolution. Issues which are not resolved by the OSF will be dealt with in accordance with clause 38 ("Dispute Resolution").

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25   Forecasts

     Each Parent must provide Reach with quarterly forecasts on a rolling 12 month basis setting out its forecast requirements for each Telecommunications Service in accordance with Annexure F ("Forecasting, Ordering and Provisioning") and its anticipated requirements for the development of new Telecommunications Services. These forecasts will form an input to the AOP for the following Year. In addition, each Parent must provide Reach with indicative quarterly forecasts for a rolling three year period setting out its forecast Telecommunications Services requirements for each Telecommunications Service.

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26   Disaster recovery

     Reach must prepare and submit to the OSF for approval a disaster recovery plan and must update and submit that plan to the OSF for approval on an annual basis (or as otherwise determined by the OSF). It is acknowledged that the plan will also need to be approved by the board of directors of the Reach Parent.

--------------------------------------------------------------------------------
27   Insurance

27.1 Maintain insurance policies

     Reach must take out and maintain with reputable insurers the insurance policies provided for in each AOP.

27.2 Compliance

     Reach must comply with all of the terms and conditions of any insurance policy taken out by Reach under clause 27.1 ("Maintain insurance policies").

27.3 Evidence

     Reach must on request by a Parent, promptly provide to the Parent:

     (a)  copies of the insurance policies; and

     (b)  a certificate of currency for the insurance policies.

--------------------------------------------------------------------------------
28   Taxes

     (a) The Parent and any member of the Parent's Group who is invoiced for Charges must pay the Charges payable to Reach free of any deduction or withholding on account of Taxes, except where required by law, in which event the payer (the "Payer") must:

          (i) ensure that the deduction or withholding does not exceed the minimum amount legally required;

          (ii) also pay to Reach such additional amount (the "gross-up amount") as shall result in the net amount received by Reach being equal to the amount which would have been received had no such deduction or withholding been made;

         (iii) pay to the relevant tax authority within the requisite period the full amount of the deduction or withholding (including the full amount of any deduction or withholding on any gross-up amount); and

          (iv) upon a written request from Reach furnish a copy of an official receipt (if available) of the amount deducted or withheld and paid to the tax authority or other evidence of the relevant deduction or withholding.

     (b) If Reach receives a tax credit as a result of a payment to a tax authority under this clause, it shall forthwith pay to the Payer an amount equal to the tax credit.

     (c) Any Taxes, other than tax on net income, imposed by any government authority on or with respect to services acquired by Reach from a Local Reach PoP, Hong Kong PoP or third party will be recoverable from the Parents as part of the Recovery Fee.

     (d) Nothing in this clause 28 ("Taxes") requires a Parent to pay any amount on account of a fine, penalty or interest for which Reach is liable unless such fine, penalty or interest is incurred as a result of an action or inaction by a Parent, nor pay any Taxes that are otherwise recoverable by Reach.

     (e) In the event of a change of Tax law by virtue of an enactment, amendment, replacement or repeal of Tax legislation or a change of practice by a Tax authority in a jurisdiction affecting a supply or acquisition of services by a party under this agreement, then upon the request from any party, the parties will (without prejudice to any other rights the requesting party may have) enter into good faith negotiations as soon as practicable, to amend or vary this agreement to the extent the requesting party reasonably considers necessary to address its Tax concerns, taking into account the ability or otherwise of Reach to enjoy the benefit of any tax credits arising as a result of any Tax law change.

     (f) Where there are any particular tax issues in respect of this agreement, the parties must use their respective reasonable endeavours to mitigate any adverse effect on the other parties. However, no party will be obliged to prejudice its own tax position, pay any increased amount (including increased Charges) nor prejudice any of its rights or remedies under this agreement.

     (g) The parties will reasonably co-operate with each other over any tax dispute involving this agreement.

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29   OSF

29.1 Establishment of OSF

     The parties will as soon as practicable, establish an Outsourcing Services Forum (OSF) which will be responsible for co-ordinating the implementation of this agreement including any matters referred to it pursuant to this agreement.

29.2 Workings of OSF

     The OSF may:

     (a) delegate such matters as it determines to one or more specialised sub-groups ("Working Groups");

     (b) direct each Working Group to report to it on such matters as it determines; and

     (c)  establish rules to govern the conduct of each Working Group.

29.3 Rules of OSF

     The rules of the Working Group should provide for:

     (a)  subject areas dealt with by each Working Group;

     (b) chairmanship and administrative functions of the Working Group to be shared on an agreed basis; and

     (c)  formal notification procedures to the Working Group.

     Unless the parties agree otherwise, each party will have an equal number of representatives on the OSF and any Working Groups.

     The OSF will meet at times to be agreed between the parties ("regular meeting").

     Without limiting the meetings of the OSF under this clause a party may request a special meeting of the OSF by giving the other parties not less than 10 Business Days notice, provided that a special meeting may not occur within 5 Business Days of a regular meeting unless the parties agree.

     The OSF may meet in any manner agreed between the parties, including, for the avoidance of doubt, by telephone.

     Written minutes must be agreed and kept of all meetings of the OSF and any Working Group. A copy of draft minutes relating to a meeting must be given by the party responsible for keeping such minutes (as agreed between the parties) to the other parties within 10 Business Days after the relevant meeting.

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30   Confidentiality

30.1 Privacy Obligations

     A party shall be under no obligation to provide the other parties with any information, including without limitation, any personal information pertaining to any End Customer, where such disclosure is inconsistent with any Privacy Laws.

30.2 Fraud and Bad Debt Prevention

     To the extent permitted by law or agreed between the parties, the parties will exchange information and otherwise co-operate in relation to:

     (a) the prevention and investigation of fraudulent use or misuse of the parties' respective services or the theft of equipment; and

     (b) the prevention and minimisation of incidents of Network or telecommunications fraud.

30.3 Disclosure or Use of Confidential Information

     Each party must keep confidential all Confidential Information of the other parties and must not:

     (a) use such Confidential Information except as permitted by this agreement; or

     (b) disclose or communicate, cause to be disclosed or communicated or otherwise make available such Confidential Information to any third person except as permitted by this agreement.

30.4 Permitted Disclosure

     A party ("disclosing party") may disclose the Confidential Information of another party ("providing party"):

     (a) to those of its People to whom the Confidential Information is reasonably required to be disclosed for the purposes of this agreement; or

     (b) to any professional person acting for the disclosing party to the extent necessary to permit that person to protect or advise on the rights of the disclosing party in respect of the obligations of the disclosing party under this agreement; or

     (c) to an auditor acting for the disclosing party to the extent necessary to permit that auditor to perform its audit functions;

     (d) in connection with Dispute Resolution Procedures set out in this agreement or legal proceedings or for the purpose of seeking advice from a professional person in relation thereto; or

     (e) as required or permitted by law, provided that the disclosing party has first notified the providing party that it is required to disclose the Confidential Information so that the disclosing party has an opportunity to protect the confidentiality of its Confidential Information; or

     (f) with the consent of the disclosing party, provided that if required by the providing party as a condition of giving its consent, the disclosing party must comply with clause 30.6 ("Conditions on consent to disclosures of Confidential Information"); or

     (g) in accordance with a lawful and binding directive issued by a Regulator; or

     (h)  to a tax authority if reasonably requested by the tax authority; or

     (h) if reasonably required to protect the safety of personnel or equipment; or

     (i) as required by the rules or regulations of any stock exchange where that party's securities are listed or quoted.

30.5 Procedures to protect Confidential Information

     Each party must establish and observe procedures adequate to protect the Confidential Information of a providing party, including, without limitation, ensuring that each of its People to whom that Confidential Information is disclosed is subject to and maintains the confidentiality obligations consistent with those set out in this clause 30
     ("Confidentiality").

30.6 Conditions on consent to disclosures of Confidential Information

     If required by a providing party as a condition of it giving its consent to the disclosure of its Confidential Information to a third person ("disclosee"), the disclosing party, before disclosing that Confidential Information, must:

     (a)  impose an obligation upon the disclosee:

          (i) to use the Confidential Information disclosed solely for the purposes for which the disclosure is made and to observe appropriate confidentiality requirements in relation to such information; and

          (ii) not to disclose the Confidential Information without the prior written consent of the disclosing party; and

     (b)  obtain an acknowledgment from such a disclosee that:

          (i) the Confidential Information is and at all times remains proprietary to the providing party; and

          (ii) that misuse or unauthorised disclosure of the Confidential Information will cause serious harm to the providing party.

     Each party must co-operate, where reasonable to do so, in any action taken by the providing party to:

     (i) protect the confidentiality of the providing party's Confidential Information; or

     (ii) enforce that the providing party's rights in relation to its Confidential Information.

     Confidential Information provided by a party to another party is provided for the benefit of the other party only.

     Telstra may disclose Confidential Information to the Commonwealth of Australia as required or authorised by the Telstra Corporation Act 1991
     (Cth).

30.7 Third party Confidential Information

     Nothing in this agreement may be construed as requiring a party at any time to disclose to another party information which is the subject of a confidentiality obligation owed to a third person unless the third person consents to such disclosure. Where the consent of a third person is required, the party holding the information must use its reasonable endeavours to obtain the consent of that third person.

30.8 Announcements

     (a) Subject to clause 30.8(b), no party may make or send a public announcement, communication or circular concerning the transactions referred to in this agreement unless it has first obtained the written consent of the other parties which consent is not to be unreasonably withheld or delayed.

     (b) Clause 30.8(a) does not apply to a public announcement, communication or circular required by law or a regulation of a stock exchange ("Announcement"). Each party must provide the other parties with a draft of such Announcement prior to its release.

--------------------------------------------------------------------------------
31   Regulatory Event

31.1   Right to request good faith negotiations

       Notwithstanding any other provision of this agreement, if:

     (a) in the opinion of a party acting reasonably, a Regulatory Event may occur or is likely to occur in relation to it, then upon request from that party; or

     (b) a Legislative Event occurs, or in the opinion of a party, a Legislative Event may or is likely to occur, then upon request from any party, the parties will (without prejudice to any other rights the requesting party may have) enter into good faith negotiations as soon as practicable, to amend or vary this agreement to the extent the requesting party reasonably considers necessary to address its concerns regarding such a Regulatory Event or Legislative Event, as the case requires. However no such amendments are required to become effective until a reasonable period of time before the Regulatory Event or Legislative Event occurs.

31.2 Right to suspend or terminate

     Notwithstanding any other provision of this agreement, if a Regulatory Event occurs in relation to a party ("affected party"), that party may:

     (a) suspend all or part of the performance of its obligations (other than those under clause 30 ("Confidentiality") and this clause 31 ("Regulatory Event") or its obligation to pay moneys due and payable) under this agreement with effect from such date as it may reasonably determine and notify the other parties of such suspension as soon as reasonably practical but by no later than the time of such suspension; and/or

     (b) by giving notice to the other parties, amend this agreement (including terminating the provision of one or more of the Services),

     to the extent that it determines necessary (acting in good faith), in order to comply with the Regulatory Event.

31.3 Failure to agree

     If, within a reasonable period after the exercise by a party of its rights under clause 31.2 ("Right to suspend or terminate"), the other parties do not agree with that exercise of such rights, they:

     (a) may notify a dispute which will be resolved in accordance with the Dispute Resolution Procedure; or

     (b) (in the event it is a Parent) may terminate the provision to it of any Service the supply of which has been or will be affected by the suspension or amendment under clause 31.2 ("Right to suspend or terminate"), by the giving of not less than 10 Business Days notice; or

     (c) seek a declaration from a court of competent jurisdiction that the relevant amendment or suspension as the case may be should no longer apply having regard to the impact of the Regulatory Event or Legislative Event on the other party provided, however, that neither party may:

          (i) seek any compensation for or in relation to any loss occasioned prior to the date of any such declaration by the court; or

          (ii) seek a declaration having any retrospective effect.

--------------------------------------------------------------------------------
32   Intellectual Property

32.1 Rights

     Except in as provided in any agreement reached between Reach and a Parent for the purpose of clause 15 in respect of a specific Development, all right, title and interest in and to any:

     (a) Intellectual Property owned by a party prior to the Commencement Date, remains owed by that party; and

     (b) Intellectual Property (in relation to matters the subject of this agreement) developed after the Commencement Date, subject to sub-clause (c), vests in the party who developed that Intellectual Property or for whom that Intellectual Property was developed by a third person; and

     (c) improvements to or adaptations, versions or modifications of Intellectual Property (in relation to matters the subject of this agreement) vests in the party who developed that Intellectual Property or for whom that Intellectual Property was developed by a third person.

     The parties will negotiate arrangements (including in respect of ownership rights) concerning Intellectual Property jointly developed in the course of performing or otherwise in connection with this agreement.

32.2 Infringement

     If a party becomes aware of any infringement or threatened infringement of any Designated IP under this agreement, the party must promptly notify the IP Owner identifying (if possible) the infringer and the infringement or potential infringement.

32.3 Protection of rights

     The IP Owner may take such steps and proceedings as it considers necessary or desirable to protect its rights in respect of the Designated IP and the rights of any other party to which Services are supplied using such Designated IP and each IP User must render all reasonable assistance in connection with those steps or proceedings at the request and expense of the IP Owner.

32.4 Rights on infringement

     If it is determined by an independent tribunal of fact or law or if it is agreed between the parties to a dispute that Designated IP used by a party ("Infringing Party") in supplying Services to the another party for the purposes of this agreement has infringed any Intellectual Property of any person, the Infringing Party, at its option:

     (a)  may procure a right to continue using the infringing Designated IP; or

     (b) may modify or replace the infringing Designated IP so that the infringement, defect or inadequacy is removed; or

     (c) may, if it is unreasonable, having regard to the likely costs, likely consequences for IP Users and other relevant matters, for the Infringing Party to implement a solution set out in clauses 32.4(a) or
          (b) ("Rights on infringement"), withdraw the infringing Designated IP on 5 Business Days notice.

32.5 Parties to discuss

     The parties recognise that where infringing Designated IP has been withdrawn by the Infringing Party under clause 32.4(c) ("Rights on infringement") and that infringing Designated IP was used:

     (a)  in a Service provided by the Infringing Party to an IP User; and

     (b)  by the Infringing Party in its own operations,

     it is in the interests of the parties that the situation be promptly resolved and the Infringing Party and each IP User will discuss alternative solutions and joint action which can be undertaken.

32.6 Limit of rights

     Each party acknowledges to the other that clause 32.4 ("Rights on infringement") sets out the only rights available to a party in relation to or arising from an allegation, agreement or determination (or any act, matter or thing relating to or arising from such an allegation, agreement or determination) that Designated IP used by the party, in supplying Services, or that Intellectual Property disclosed, licensed or provided by another party under or for the purposes of this agreement has infringed or infringes any rights of another person.

32.7 No right to use other name and logo

     A party must not use another party's name, logo, trade marks or get up, without the prior written consent of that party.

32.8 No licence

     The parties acknowledge that save as expressly provided by this agreement, no member of a Group has any licence to use Reach's Intellectual Property as a result of this agreement.

--------------------------------------------------------------------------------
33   Force Majeure

33.1 Suspension of obligations

     If a party is unable to perform any of its obligations (other than an obligation to pay money including any agreement to pay Capex or the Outsourcing Fee) under this agreement by reason of Force Majeure and that party:

     (a) gives the other parties prompt notice of and reasonably full details of the Force Majeure and an estimate of the extent and duration of its inability to perform; and

     (b) uses all possible diligence to remove that Force Majeure as quickly as possible,

     that obligation is suspended for the minimum extent and duration of that Force Majeure.

33.2 Force Majeure continuing for more than 10 Business Days

     If the Force Majeure continues more than 10 Business Days after the notice given under clause 33.1 ("Suspension of obligations"), the parties must meet to discuss in good faith a mutually satisfactory resolution to the problem.

33.3 Strikes

     The requirement that a Force Majeure be removed with all possible diligence does not require the settlement of strikes, lockouts or other labour disputes or claims or demands on unreasonable terms in the reasonable opinion of the party affected by such events. If a strike, lockout or other labour dispute or claim or demand principally concerns any matter the subject of this agreement, the affected party must advise the other parties.

--------------------------------------------------------------------------------
34   Reach default

34.1 Reach Default Notice

     (a) Telstra and PCCW may, if they both agree, jointly issue a Default Notice to Reach if:

          (i) Reach is in Material Breach and, if that breach is capable of remedy, Reach has failed to remedy that breach within 10 Business Days of a notice from either Parent requesting it to do so;

          (ii) Reach or any other member of the Reach Group is in material breach of any other Transaction Document and, if that Transaction Document contains an applicable cure period, that default has not been remedied within that cure period; or

         (iii) a Reach Insolvency Event has occurred.

     (b) For the avoidance of doubt, it is expressly acknowledged that Telstra and PCCW may only issue a Default Notice jointly with the other and may not do so without the other's consent.

     (c) A Default Notice may be issued in conjunction with other notices issued under the Transaction Documents, whether they are contained within the one notice or otherwise.

     (d) The obligation of each Parent to make a payment which falls due for payment after the issue of a Default Notice is suspended during the currency of a Default Notice.

34.2 Termination

     (a) No party may terminate this agreement except in accordance with this clause.

     (b)  No party other than a Parent may terminate this agreement.

     (c) Telstra and PCCW may only terminate this agreement by acting jointly, if they both agree and if:

          (i)  a Default Notice has been issued under this agreement; or

          (ii) a Default Notice (as defined in the Capacity Allocation Agreement) has been issued under the Capacity Allocation Agreement.

     (d) For the avoidance of doubt, it is expressly acknowledged that Telstra and PCCW may only terminate this agreement jointly with the other and may not do so without the other's consent.

34.3 Damages

     The parties acknowledge that if this agreement is terminated for breach by Reach that termination will result in a loss by the Parents of the right to receive the Outsourcing Services and the Losses reasonably within the contemplation of the parties as a probable result of that breach and subsequent termination include:

     (a) the loss of revenue as a result of the interruption to the Parents' respective businesses resulting from the loss of their rights to receive the Outsourcing Services;

     (b)  costs incurred by the Parents to acquire replacement services;

     (c) damages payable by the Parents to their customers resulting from the loss of the Outsourcing Services; and

     (d)  damage to the reputation of the Parents.

--------------------------------------------------------------------------------
35   Not used

36   Suspension

     Reach may, without prior notice, immediately suspend the supply of a Service or access to the Network operated by Reach:

     (a) during an Emergency, to the extent Reach reasonably considers necessary to address the Emergency; or

     (b) if the supply of that Service or access to the Network operated by Reach poses a threat to Network security.

     Reach is entitled to continue such suspension until the relevant Emergency or threat has passed.

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37   Parent Payment Default

37.1 Reach to advise others

     If a Parent (Defaulting Parent) fails to make, or advises Reach that it will not make, a payment due from it under this agreement (Disputed Payment) then Reach must notify the other Parent (Non-Defaulting Parent) of such failure or advice immediately and either Parent may then by notice to the other elect that the provisions of clause 37.2 will apply. The date on which a Parent gives notice to the other Parent is referred to as the Dispute Date.

37.2 Resolution of Payment Dispute

     (a) The Chief Executive Officer of each of Telstra and PCCW (or their nominees) must enter into discussions in good faith to seek to resolve any dispute giving rise to the Disputed Payment by the Defaulting Parent (Payment Dispute) within 7 Business Days of the Dispute Date.

     (b) If the Payment Dispute is resolved in accordance with paragraph (a) within 7 Business Days of the Dispute Date then the Defaulting Parent must make any payment determined in accordance with that resolution. If the Defaulting Parent does not make any payment in accordance with that resolution then the Payment Dispute will be deemed not to be resolved and the remaining provisions of this clause will apply.

     (c) If the Payment Dispute is not resolved within 7 Business Days of the Dispute Date then the Defaulting Parent must pay the amount of the Disputed Payment within a further 3 Business Days, failing which:

          (i) unless Reach has received payment under sub-paragraph (ii) or otherwise from the Non-Defaulting Shareholder (in which case any arrangements agreed for that funding will apply), the Non-Defaulting Parent may, but is not obliged to, make the payment of the amount of the Disputed Payment on behalf of the Defaulting Parent, in which case that payment will be deemed to be a loan from the Non-Defaulting Parent to the Defaulting Parent, repayable on demand and incurring interest at the Interest Rate, calculated daily and compounding monthly from the date that the Non-Defaulting Parent makes payment under this clause until the date that it receives repayment of the loan and all accrued interest in full from the Defaulting Parent;

          (ii) if the Non-Defaulting Parent does not make the Disputed Payment within 20 Business Days of the Dispute Date, or gives a notice to Reach that it will not make that payment, then Reach may issue proceedings against the Defaulting Parent for the amount of the Disputed Payment and damages in respect of its failure to make that payment, plus interest on the amount of the Disputed Payment at the Interest Rate, calculated daily and compounding monthly from the date that the amount of the Disputed Payment was initially due under this agreement until the date that it receives payment of that amount.

     (d) If the Non-Defaulting Parent makes payment of the Disputed Payment under sub-paragraph (c)(i), then the Non-Defaulting Parent may at its option, and as its sole remedy, either:

          (i) demand repayment of the loan and payment of all accrued interest referred to in that sub-paragraph together with any direct costs arising from the failure of the Defaulting Shareholder to make the Disputed Payment, in which case the Defaulting Parent must make those payments within 5 Business Days of the demand; or

          (ii) elect if the amount of the Disputed Payment either by itself or when added to other outstanding Disputed Payments exceeds $5,000,000 (Outstanding Payments), to acquire a volume of IRUs and or MIU Points held by, or reserved for, the Defaulting Parent (or if the Defaulting Parent is PCCW, the PCCW Capacity Holder) under the Capacity Allocation Agreement, as nominated by the Non-Defaulting Parent, of a value, based on a fair market value of those IRUs and or MIU Points calculated in accordance with clause 37.3 ("Valuation of IRUs and MIU points"), which does not exceed the amount of the Outstanding Payments, for a purchase price equal to that value in which case the Parents (and where the Defaulting Parent is PCCW, the PCCW Capacity Holder) must procure the transfer of such IRUs or MIU points to the Non-Defaulting Parent in accordance with clause 12.1 ("Capacity Trading - Transfers") of the Capacity Allocation Agreement and, on completion of such transfers, the loan referred to in sub-paragraph (d)(i) and any interest accrued on it will be applied in payment of the purchase price with any remaining balance to be repaid to the Non-Defaulting Parent (Remaining Balance).

          For the avoidance of doubt, it is acknowledged that the Non-Defaulting Parent may not both demand repayment under paragraph
          (i) and elect to acquire IRUs or MIU points under paragraph (ii) in relation to the same Disputed Payment. However, the Non-Defaulting Parent may elect to determine the value of IRUs or MIU points under clause 37.3 ("Valuation of IRUs and MIU points") prior to it electing to either demand repayment under paragraph (i) or to acquire IRUs or MIU points under paragraph (ii) and may recover any Remaining Balance by way of a demand under paragraph (i).

     (e) The PCCW Capacity Holder agrees to abide by and give effect to any transfer of IRUs and MIU points to Telstra which is contemplated by clause 37.2(d)(ii) as if it were PCCW and agrees that any application of the loan in payment of the purchase price for the transfer of IRUs and MIU points as provided for in clause 37.2(d)(ii) will be deemed to be the receipt of the purchase price by the PCCW Capacity Holder.

     (f) For the avoidance of doubt, Reach's remedies under this clause 37.2 are its only remedies in respect of the Payment Dispute.

37.3 Valuation of IRUs and MIU points

     Prior to or after making an election under clause 37.2(d), the Non-Defaulting Parent may notify the Defaulting Parent that it wishes to determine the fair market value of an IRU held by, and or a MIU point reserved for, the Defaulting Parent, on one of more cable systems in which case the fair market value of those IRUs or MIU points is to be determined in accordance with the following principles:

     (a) Each Parent will obtain and provide to the other bona fide quotes for the acquisition of the IRUs or MIU points on the nominated cable system or cable systems (as the case may be).

     (b) The fair market value will be the average of the two quotes except where the higher quote exceeds the lower quote by more than 15 percent of the lower quote.

     (c) Where the higher quote exceeds the lower quote by more than 15 percent of the lower quote, then the Non-Defaulting Parent may elect that the determination of the fair market value be referred for resolution in the manner set out in clause 38.3.

--------------------------------------------------------------------------------
38   Dispute Resolution

38.1 Manner in which disputes to be resolved

     If a dispute arises between the parties in connection with or arising from this agreement, the dispute shall be resolved as follows:

     (a) if the dispute arises on a matter under the Billing and Settlement Costing Information Procedures, the dispute shall first be referred to the nominated contacts in accordance with Annexure E ("Billing and Settlement");

     (b) if the dispute is a Billing Dispute, the dispute shall first be referred to the nominated contacts in accordance with Annexure E ("Billing and Settlement");

     (c) if the dispute arises on a matter under the Ordering and Provisioning Procedures, the dispute shall first be referred to the nominated contacts in accordance with Annexure F ("Forecasting, Ordering and Provisioning");

     (d) if the dispute arises on a matter under the Operations and Maintenance Procedures, the dispute shall first be referred to the nominated contacts in accordance with Annexure G ("Operations and Maintenance");

     (e) if a dispute as described in paragraphs (a), (b), (c) or (d) is not resolved within the time limits imposed by the relevant procedures, or if the dispute is not on a matter as described in paragraphs (a),
          (b),

          (c) or (d), a party to the dispute may, by notice to the other parties to the dispute, refer the dispute for resolution under clause
          38.2 ("Notice of Dispute").

38.2 Notice of Dispute

     (a) Any dispute included in a notice under clause 38.1(e) ("Manner in which disputes to be resolved") shall be referred to the OSF or to a Working Group established by the OSF for resolution. The OSF or the Working Group shall endeavour to resolve the dispute within [10] Business Days of the date of that notice or within such other period as may be agreed by the parties.

     (b) If the OSF or the Working Group does not resolve the dispute within the time specified in clause 38.2(a) ("Notice of Dispute"), a party to the dispute may by notice to the other parties to the dispute refer the dispute for resolution under clause 38.2(c) ("Notice of Dispute").

     (c) Any dispute included in a notice under clause 38.2(b) ("Notice of Dispute") shall be referred to the Chief Executive Officer of Reach and a nominated direct report to the Chief Executive Officer of the Parent or Parents who are party to the Dispute for a period of 10 Business Days. If after that period (provided the Chief Executive Officer and the nominated direct report have met (whether in person or electronically) at least twice to discuss the dispute) there is no resolution of the dispute, the dispute must be referred to arbitration in accordance with clause 38.4 ("Appointment of arbitration tribunal").

     (d) Where the dispute is a Billing Dispute, the Parent concerned may at any time if it is not satisfied with the progress being made on addressing the issues raised by the dispute, elect by notice to the other parties to the dispute including the other Parent to refer the matter directly for resolution in the manner provided in clause 38.3.

38.3 Compulsory final and binding Arbitration

     (a) Subject to the provisions of this agreement, a dispute will be referred to and finally resolved by binding arbitration under the Rules of the London Court of International Arbitration (the "LCIA"), as varied herein, which Rules are deemed to be incorporated by reference into this clause, by notice in writing ("Arbitration Notice") given by any party to this agreement at any time after that party becomes permitted to do so under clause 38.2 ("Notice of Dispute").

     (b) The arbitration proceedings will be taken to have commenced when a party gives the Arbitration Notice.

     (c) The parties to a Dispute may agree to resolve the Dispute in a manner other than by arbitration in which case the Dispute is to be resolved in accordance with that agreement.

38.4 Appointment of arbitration tribunal

     (a) The number of arbitrators will be three unless the parties otherwise agree.

     (b) The parties will jointly appoint the arbitrators within twenty one days of the commencement of the arbitration proceedings. The arbitrators so appointed must (unless the parties agree otherwise) be
          (i) a chartered accountant of at least ten years experience or (ii) a lawyer of at least ten years experience; or (iii) a person with a minimum of ten years technical experience within the telecommunications industry. Within fourteen days of an appointment under this sub clause the claimant will make its written request for arbitration to the LCIA identifying the arbitrators selected by the parties.

     (c) If the parties cannot agree on the appointment of arbitrators the claimant will make its written request for arbitration within twenty eight days of the commencement of the arbitration proceedings. The claimant shall provide to the LCIA the name and contact details of its nominee arbitrator in its written request for arbitration, and the respondent shall provide to the LCIA the name and contact details of its nominee arbitrator within five working days of its receipt of the claimant's written request for arbitration. The LCIA Court shall nominate the chairman, taking into account the criteria in sub-clause
          (b), and appoint the tribunal within five working days of its receipt of the claimant's written request for arbitration or as soon as possible thereafter.

38.5 Conduct of arbitration

     (a) Unless the parties otherwise agree, the arbitration is to be conducted in London.

     (b) The language to be used in the arbitration proceedings shall be English.

38.6 Arbitrator's award

     The parties agree to request the arbitration tribunal to make its final award within three months after the request for arbitration. The arbitrators agree that the arbitrators may (where necessary varying the LCIA rules) determine the periods of time in which Notices, communications and other documents are to be served or delivered and actions are to be taken by the parties in order to give effect to this clause.

     A party may not commence legal proceedings in any court (except proceedings seeking urgent interlocutory relief) or request any Regulator to intervene, mediate, arbitrate or make orders in respect of a dispute in connection with or arising from this agreement until the arbitration tribunal makes its final award.

     Each party must continue to fulfil its obligations under this agreement during the pendency of a dispute and any dispute resolution process involved under this clause 38 ("Dispute Resolution").

     A party must not use information obtained in the course of any procedure established by this clause 38 ("Dispute Resolution") for any purpose other than to resolve the relevant dispute.

38.7 Election rights

     This clause is subject to the rights of a party to make an election under clause 37.1.

--------------------------------------------------------------------------------
39   Miscellaneous

39.1 Representations and Warranties

     (a)  Each party represents and warrants that:

          (i) it is duly incorporated and in existence under the laws of the place set out in the Details as its place of incorporation;

          (ii) it has power to enter into and observe its obligations under this agreement; and

         (iii) it has in full force and effect the authorisations necessary to enter into this agreement, observe obligations under it and allow it to be enforced; and

          (iv) its obligations under this agreement are valid and binding.

     (b) Each party will indemnify the other party on demand for any liability, loss, damage or cost or expense (including legal fees on a full indemnity basis) incurred or suffered by that other party which arises out of or in connection with any breach of any of the representations and warranties given by the first party in clause 39.1(a) ("Representations and Warranties").

39.2 Severance

     (a) Subject to clause 39.2(b) ("Severance"), if a provision of this agreement is void, voidable by a party, unenforceable or illegal, but would not be void, voidable, unenforceable or illegal if it were read down and it is capable of being read down, it is to be read down to that extent.

     (b) If a provision of this agreement is not able to be read down or is still void, voidable, unenforceable or illegal after being read down under clause 39.2(a) ("Severance"):

          (i) if the provision would not be void, voidable, unenforceable or illegal if words were omitted, those words are hereby severed; and

          (ii) in any other case, the whole provision is hereby severed and the remainder of this agreement has full force and effect.

39.3 Governing law and jurisdiction

     (a) This agreement and the transactions contemplated by this agreement are governed by the law in force in England.

     (b) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of England and courts of appeal from them for determining any dispute concerning this agreement or the transactions contemplated by this agreement. Each party waives any right it has to object to an action being brought in those courts, to claim that the action has been brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.

     (c) Without preventing any other mode of service, any document in an action (including, but not limited to, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 39.11 ("Notices").

     (d) Each party appoints the person referred to below as its process agent to receive on its behalf service of process in any proceedings in
          England:

          Reach Parent, Reach and RNHK

          Reach Europe Limited
          50-52 Paul Street
          London EC2A 4LB
          ENGLAND

          Telstra and CSL

          Telstra Europe Limited

          Telstra Europe Limited
          Telstra House,
          21 Tabernacle Street,
          London EC2A 4DE
          ENGLAND PCCW, PCCW Capacity Holder and
          PCCW-HKT

          Simmlaw Services Limited
          Citypoint
          I Ropemaker Street
          London EC2Y 9SS

     (e) Service upon the process agent shall be good service upon the party whether or not it is forwarded to and received by the party provided that a copy provided that a copy of those documents must also be provided to:

          (i)  in the case of Telstra and CSL:

                   Company Secretary
                   Telstra Corporation Limited
                   Level 41
                   242 Exhibition Street
                   Melbourne  Victoria, 3000
                   Australia; and

          (ii) in the case of PCCW or PCCW Singapore, to:

                   The Company Secretary
                   PCCW Limited
                   39th Floor, PCCW Tower
                   TaiKoo Place
                   979 King's Road, Quarry Bay
                   Hong Kong

         (iii) in the case of Reach Parent, Reach or RNHK, to:

                   The Company Secretary
                   Reach Global Services Limited
                   20th Floor, Telecom House,
                   3 Gloucester Road,
                   Wanchai,
                   Hong Kong

     (f) If for any reason the process agent ceases to be able to act as process agent, or no longer has an address in England, the party irrevocably agrees to appoint a substitute process agent with an address in England acceptable to the other parties and to deliver to the other parties a copy of the substitute process agent's acceptance of that appointment within 20 Business Days. In the event that the party fails to appoint a substitute process agent, it shall be effective service for another party to serve the process upon the last known address in England of the last known process agent notified to the serving party, notwithstanding that such process agent is no longer found at such address or has ceased to act:

39.4 Entire agreement

     This agreement and the other Transaction Documents constitutes the entire agreement of the parties about their respective subject matters and any previous agreements, understandings and negotiations on those subject matters cease to have any effect. Each party acknowledges that in entering into this agreement, it has not relied on any representations or warranties about its subject matter except as provided in this agreement and is not liable to the other party in equity, contract or tort under the Misrepresentation Act 1967 (UK) for a representation not set out in this agreement or any document referred to in this agreement.

39.5 Variation

     Except as expressly provided for in this agreement, no variation of this agreement shall be effective unless:

     (a) the variation is specifically provided for elsewhere in this agreement; or

     (b)  the variation is in writing and executed by the parties; or

     (c) the variation is one which is contemplated and provided for in clause 5 ("Variation of Telecommunications Services").

39.6 Assignment

     No party may assign or transfer any of its rights or obligations under this agreement without the prior consent of the other parties.

39.7 Waiver

     The waiver of any breach of, or failure to enforce, any term or condition of this agreement shall not be construed as a waiver or a waiver of any other breach of this agreement. No waiver shall be valid unless it is in writing and signed by an authorised officer on behalf of the party granting the waiver.

39.8 Relationship of parties

     The relationship of the parties to this agreement is one of independent contractors only. Nothing in this agreement is to be construed as creating an agency, partnership, association, trust or joint venture between the parties.

39.9 Relationships with Third Persons

     (a) Neither a party nor any of its employees, agents, representatives or contractors is to be deemed an employee, agent, contractor or representative of the other party.

     (b) No party has any authority to bind or oblige or incur any liability on behalf of the other party and no such authority is to be implied.

     (c) A person who is not a party has no right to enforce any term of this agreement.

39.10 Approvals and Consents

     A party may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this agreement expressly provides otherwise.

     A party may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by a party does not prevent a further exercise of that or of any other right, power or remedy. Failure by a party to exercise, or delay by a party in exercising, a right, power or remedy does not prevent its exercise.

39.11 Notices

     (a) Unless expressly stated otherwise in this agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this agreement must be in writing signed by an Authorised Officer and must be marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the last way notified.

     (b)  Notices must be:

          (i)  left at the address set out or referred to in the Details;

          (ii) sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the Details;

         (iii) sent by fax to the fax number set out or referred to in the Details; or

          (iv) given in any other way permitted by law.

          However, if the intended recipient has notified a changed address or fax number, then the communication must be to that address or number.

     (c) They take effect from the time they are received unless a later time is specified.

     (d) If sent by post, they are taken to have been received three days after posting (or seven days after posting if posted from the sender's country to another country).

     (e) If sent by fax, they are taken to have been received at the time shown in the transmission report as the time that the whole fax was sent.

     (f) Despite clauses 39.11(d) and (e), if they are received after 5.00pm in the place of receipt or on a non-business day, they are taken to be received at 9.00am on the next business day.

39.12 Counterparts

     This agreement may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

--------------------------------------------------------------------------------
40   Structure and interpretation

40.1 Structure

     This agreement consists of

     (a)  the Main Body;

     (b)  Annexures A to J;

     (c) a Service Schedule for each Other Outsourcing Service and each Telecommunications Service; and

     (d) a Performance Requirements and Cost Information Schedule for each Telecommunications Service.

40.2 Annexures E to G

     Annexures E to G detail procedures and terms and conditions which apply generally to the supply of all the provision of Telecommunications Services in the particular areas of:

     (a) costing information and billing and settlement (Annexure E ("Billing and Settlement"));

     (b) ordering and provisioning (Annexure F ("Forecasting, Ordering and Provisioning); and

     (c) operations and maintenance (Annexure G ("Operations and Maintenance")).

40.3 Annexure A ("Definitions")

     Annexure A ("Definitions") contains a list of defined terms used in this agreement.

40.4 Annexure J

     Annexure J contains the list of Telecommunications Services to be provided by Reach to each Parent Group.

40.5 Service Schedules

     Each Service Schedule:

     (a) contains a service description for a particular Telecommunications Service or other Outsourcing Service (which description may refer to a Specification for that Service); and

     (b) may contain additional terms and conditions applicable to that Service.

40.6 Performance Requirements and Cost Information Schedule

     Each Performance Requirements and Cost Information Schedule sets out the format in which costs are to be itemised for the Telecommunications Services and Performance Requirements for the Telecommunications Services.

40.7 Inconsistency

     In the event of inconsistency between any of the Main Body, the Annexures, the Service Schedules and the Performance Requirements and Cost Information Schedules, then the order of precedence to the extent of any inconsistency (unless expressly stated otherwise) will be as follows:

     (a) the Main Body, Annexures A ("Definitions"), B ("Outsourcing Services"), C ("Quarterly Outsourcing Fee"), E ("Billing and Settlement"), H ("Return Rates") and I ("Mark-up Table"),

     (b)  then Annexure J; then

     (c)  the Service Schedules; then

     (d) Annexures F ("Forecasting, Ordering and Provisioning) and G ("Operations and Maintenance"); then

     (e)  the Performance Requirements and Cost Information Schedules.

40.8 Interpretation

     In this agreement, except if the context requires otherwise:

     (a) words and expressions have the meanings set out in Annexure A ("Definitions"); and

     (b) words and expressions in relation to a particular Service or a Charge for a particular Service, have the meanings set out in the Service Schedule and Performance Requirements and Cost Information Schedule for that Service.

     (c) words and expressions in relation to a particular Service have the meanings set out in the Service Schedule for that Service; and

     (d)  the singular includes the plural and vice versa; and

     (e) a reference to an agreement, document or another instrument includes any variation or replacement of any of them; and

     (f) a reference to this agreement includes a reference to an Annexure, Service Schedule and Performance Requirements and Cost Information Schedule; and

     (g) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

     (h) an agreement, representation or warranty by two or more persons binds them individually only;

     (i) a reference to a clause is a reference to a clause of the Main Body or an Annexure and a reference to a paragraph is a reference to a paragraph in a Service Schedule or Performance Requirements and Cost Information Schedule; and

     (j) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them; and

     (k) the word person includes a firm, body corporate, unincorporated association or an authority; and

     (l) a reference to a person includes the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation), and permitted assigns; and

     (m)  a reference to a period of time:

          (i) which dates from a given day or the day of an act or event is to be calculated exclusive of that day; or

          (ii) which commences on a given day or the day of an act or event is to be calculated inclusive of that day; and

     (n) a reference to a month is a reference to a calendar month and a reference to a year is a calendar year; and

     (o) if the day on which the payment of money falls due is not a Business Day, the due date is deemed to be the next Business Day; and

     (p) a reference to a third person or a third party is a reference to a person who is not a party to this agreement; and

     (q) except in a context where it means the Calling Party or the Called Party in relation to a Call, a reference to a party is a reference to a party to this agreement; and

     (r) the paraphrasing of any statutory provisions in this agreement does not amount to either party agreeing to waive any of its rights under the paraphrased provisions and those statutory provisions continue to apply in full;

     (s) references to paid, paid in full or payment means that the funds paid or included in that payment are available for immediate use by the payee;

     (t)  PCCW-HKT is only entering this agreement for the purposes of clauses
          2.2 and 2.3 and shall have no liability, or be considered a party, under this agreement for any other purpose.

     (u) PCCW Capacity Holder is only entering this agreement for the purposes of clauses 4.3 and 37.2(d) and (e) and shall have no liability, or be considered a party, under this agreement for any other purpose.

     (v) CSL is only entering this agreement for the purposes of clauses 2.2 and 2.3 and shall have no liability, or be considered a party, under this agreement for any other purpose.

40.9 Headings

     Headings and bold type are included for convenience and do not affect the interpretation of this agreement.

EXECUTED as an agreement

Signing page



DATED: 16 October 2005


SIGNED by                        )
as attorney for REACH LTD. in    )
the presence of:                 )
                                 )
                                 )
------------------------------   )
Signature of witness             )   ------------------------------
                                 )   By executing this agreement
------------------------------   )   the attorney states that the
Name of witness (block letters)  )   attorney has received no
                                 )   notice of revocation of the
                                 )   power of attorney


SIGNED by                        )
as attorney for REACH GLOBAL     )
SERVICES LIMITED in the          )
presence of:                     )
                                 )
                                 )
------------------------------   )
Signature of witness             )   ------------------------------
                                 )   By executing this agreement
------------------------------   )   the attorney states that the
Name of witness (block letters)  )   attorney has received no
                                 )   notice of revocation of the
                                     power of attorney


SIGNED by                        )
as attorney for REACH NETWORKS   )
HONG KONG LIMITED in the         )
presence of:                     )
                                 )
                                 )
------------------------------   )
Signature of witness             )   ------------------------------
                                 )   By executing this agreement
------------------------------   )   the attorney states that the
Name of witness (block letters)  )   attorney has received no
                                 )   notice of revocation of the
                                     power of attorney

SIGNED by Simon James Brookes    )
as attorney for TELSTRA          )
CORPORATION LIMITED under power  )
of attorney dated 13 April 2005  )
in the presence of:              )
                                 )
                                 )
------------------------------   )   ------------------------------
Signature of witness             )   By executing this agreement
                                 )   the attorney states that the
------------------------------   )   attorney has received no
Name of witness (block letters)  )   notice of revocation of the
                                 )   power of attorney


SIGNED by Simon James Brookes    )
as authorised representative     )
for HONG KONG CSL LIMITED:       )
                                 )
                                 )
-------------------------------  )
Signature of witness             )
                                 )   ------------------------------
-------------------------------  )   By executing this agreement
Name of witness (block letters)  )   the signatory warrants that
                                 )   the signatory is duly
                                 )   authorised to execute this
                                 )   agreement on behalf of HONG
                                     KONG CSL LIMITED


SIGNED by                        )
as authorised representative     )
for PCCW LIMITED in the          )
presence of:                     )
                                 )
                                 )
-------------------------------  )
Signature of witness             )   ------------------------------
                                 )   By executing this agreement
-------------------------------  )   the signatory warrants that
Name of witness (block letters)  )   the signatory is duly
                                 )   authorised to execute this
                                     agreement on behalf of PCCW
                                     LIMITED

SIGNED by                        )
as authorised representative     )
for PCCW COMMUNICATIONS          )
(SINGAPORE) PTE LTD in the       )
presence of:                     )
                                 )
                                 )
-------------------------------  )
Signature of witness             )   ------------------------------
                                 )   By executing this agreement
-------------------------------  )   the signatory warrants that
Name of witness (block letters)  )   the signatory is duly
                                     authorised to execute this
                                     agreement on behalf of PCCW
                                     COMMUNICATIONS (SINGAPORE) PTE
                                     LTD


SIGNED by                        )
as authorised representative     )
for PCCW -HKT TELEPHONE LIMITED  )
in the presence of:              )
                                 )
                                 )
-------------------------------  )
Signature of witness             )   ------------------------------
                                 )   By executing this agreement
-------------------------------  )   the signatory warrants that
Name of witness (block letters)  )   the signatory is duly
                                 )   authorised to execute this
                                     agreement on behalf of PCCW
                                     -HKT TELEPHONE LIMITED


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


Annexure A (Definitions)


--------------------------------------------------------------------------------
1    Definitions

     Acquired Capacity for a Parent means capacity acquired by the Parent or a Related Body Corporate of the Parent which becomes part of the Parent's Capacity under clause 13 ("Additional Capacity").

     Acquired Capacity Integration and Management means the Outsourcing service specified in the corresponding Service Schedule.

     Addendum means, in relation to a particular Telecommunications Service, any addendum to Annexes E ("Billing and Settlement"), F ("Forecasting, Ordering and Provisioning") and G (Operations and Maintenance") contained in a Service Schedule which contains additional procedures applicable to that Telecommunications Service.

     Allocated Capacity for a Parent means Reach Capacity allocated to in the case of Telstra, Telstra and in the case of PCCW, the PCCW Capacity Holder under the Capacity Allocation Agreement.

     AJC Indemnity Agreement means the Australia Japan Cable Indemnity Agreement dated 15 April 2003 between Telstra and Reach.

     Annexure means an Annexure to this agreement.

     AOP means the Reach Annual Operating Plan of Reach Parent for each Year which is approved from time to time in accordance with clause 7.13 of the Shareholders Agreement.

     Authorised Officer means a person appointed by a party to act as an Authorised Officer for the purposes of this agreement.

     Bilateral Arrangements is defined in clause 7.2 of the Main Body.

     Billing Dispute means a dispute of the nature referred to in clause 1.5(d) of Annexure F ("Forecasting, Ordering and Provisioning").

     Billing and Settlement Procedures means the procedures specified in Annexure E ("Billing and Settlement").

     BSM means Reach's Billing and Settlement Manual.

     Business Day means a day other than a Saturday, Sunday or public holiday in Hong Kong.

     Cable Capex means Capex relating to the acquisition, construction, installation, commissioning or upgrade of Capacity on a cable system

     Call means a Voice Service carried by a Network and, where the context permits, includes an attempt to establish a Communication.

     Capacity means the amount of carriage that can be conducted simultaneously on a telecommunications facility.


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


     Capacity Allocation Agreement means the agreement of that name between RGNL, Telstra, the PCCW Capacity Holder and PCCW dated on or about the date of this agreement.

     Capacity Holder means Telstra or the PCCW Capacity Holder.

     Capex means capital expenditure.

     Carrier means a person who is the holder of a carrier licence.

     Charges means the Quarterly Outsourcing Fees and other amount payable to Reach under this agreement on account of the Outsourcing Services.

     Claim includes any allegation, debt, cause of action, Liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise.

     CLI or Calling Line Identification means information generated by the Network capability which identifies and forwards through one party's Network to the other party's Network the calling number or End User number.

     Commencement Date means 1 March 2005.

     Committed Third Party Data Contract means a contract under which Committed Third Party Data Services are provided.

     Committed Third Party Capacity means the Capacity which is currently being used by Reach to provide the Committed Third Party Data Services.

     Committed Third Party Customers means customers under Committed Third Party Data Contract

     Committed Third Party Data Services means the data telecommunication services provided by Reach or any of its Related Bodies Corporate to third parties (excluding any Third Party Network Interconnect Services) which Reach or any of its Related Bodies Corporate have a legal obligation to continue to provide for a period.

     Communication includes any communication:

     (a) whether between persons and persons, things and things, or persons and things; and

     (b) whether in the form of speech, music or other sounds, data, text, visual images, signals or any other form or in any combination of forms,

     and, where the context permits, includes an attempt to establish a Communication.

     Confidential Information of a party means all information, know-how, ideas, concepts, technology, manufacturing processes, industrial, marketing and commercial knowledge of a confidential nature (whether in tangible or intangible form) relating to the business of that party which is disclosed, communicated or delivered by it to another party pursuant to this agreement, or is learnt or comes into the possession of the another party in connection with this agreement, but does not include any such information which:

     (a) is or becomes part of the public domain (other than through any breach of this agreement or breach of an obligation of confidence owed to a third party); or

     (b) is rightfully received by a party from a third person without a duty of confidentiality being owed by the party to the third person, except where the party has knowledge or should reasonably have known:

          (i) that the third person has obtained that information either directly or indirectly as a result of a breach of any duty of confidence owed to the first mentioned party; or

          (ii) disclosure of the information to that party by the third person is a breach of a duty of confidence owed to the first party; or

     (c)  has been independently developed by the party.

     Conversation Minute means the derived period of time (expressed in minutes and calculated and chargeable in multiples of one second or part thereof) from the receipt of an answer signal until receipt of a "clear forward" or "forced release signal" in each case by Reach at the international gateway exchange.

     Correspondent means an international telecommunications operator to whom a party's international network (or the network operated by that party) is directly connected and from whom traffic is sourced and/or to whom international traffic is provided.

     Cost or Cost Information means costs for a Telecommunications Service which are required to be provided by Reach as set out in a Cost Statement.

     Cost Statement for a Telecommunications Service means a statement containing the information specified in the Performance Requirements and Cost Information Schedule for that service.

     Costing Information Dispute means a claim by a Parent that some or all of the cost information included in a Cost Statement is incorrect.

     Costing Information Procedures means the procedures specified in Annexure E ("Billing and Settlement").

     Costing Period means a period of one month.

     CSL WISA means the Wireless International Services Agreement between RNHK and CSL.

     DAAs means the Domestic Access Agreement entered into by Reach with Telstra, the Domestic Connectivity Agreement entered into by RNHK with HKT-PCCW and the Wireless Domestic Access Agreement entered into by CSL and RNHK.

     Data Fee means the data fee payable by a Parent under paragraph 1.1 of Annexure C ("Outsourcing Fee").

     Default Notice means a notice issued under clause 34 of the Main Body.

     Delivery Date means the agreed date on which a given Telecommunications Service will be delivered by Reach.

     Designated IP means any Intellectual Property the use of which is an integral but subsidiary part of the supply of a Service.

     Details means the section of the Main Body headed "Details".

     Development is defined in clause 15.2 ("Parent Funded Development").

     Dispute Resolution Procedure means the procedure set out in clause 38 ("Dispute Resolution").

     Effective Date has the meaning given to it in the Reach Debt and Asset Restructure Deed.

     Emergency means an emergency due to an actual or potential occurrence (such as fire, flood, storm, earthquake, explosion, accident, epidemic or war like action) which:

     (a)  endangers or threatens to endanger the safety or health of persons;
          or

     (b)  destroys or damages, or threatens to destroy or damage property,

     being an emergency which requires a significant and co-ordinated response.

     End Customer means a person who contracts or agrees with a supplier to acquire a carriage service or content service from that supplier.

     End Customer Capacity Integration and Management means the Outsourcing Service described in the corresponding Service Schedule by that name.

     Estimated Monthly Fee is defined in clause 9.1(a) ("Payment of monthly amount").

     Exchange means telephone switching equipment of Reach ,Telstra or PCCW.

     Existing Allocated Capacity means the Capacity which is allocated to a Telstra under clauses 1.1(a) and (b) ("Allocation to Telstra") of the Capacity Allocation Agreement and to the PCCW Capacity Holder under clauses 2.1(a) and (b) ("Allocation to PCCW") of the Capacity Allocation Agreement and includes in each case any further Capacity which is allocated to Telstra or the PCCW Capacity Holder in accordance with clause
     10.7 of the Capacity Allocation Agreement.

     External Restoration Capacity is defined in clause 16.1(a) ("External Restoration").

     Fault means a disruption or interruption in the delivery of a Telecommunications Service or in the normal operation of a Network.

     Force Majeure means any cause which is not reasonably within the control of the party affected including, but not limited to, act of God, industrial disputes of any kind, war declared or undeclared, blockade, disturbance, lightning, fire, earthquake, storm, flood, explosion or meteor, governmental restraint, expropriation or prohibition (including unavailability or delay in availability of software, equipment or transport, inability or delay in granting or obtaining governmental approvals (other than in respect of external financing), consents, permits, licences or authorities where, in respect of all such events, the cause is not reasonably within the control of the party affected.

     Forecast means a Parent's best estimate of the level of its Group's requirements for a Telecommunications Service.

     Free Upgrade Capacity means additional Capacity which is allocated to a Capacity Holder under clause 12.3 ("Free capacity upgrades") of the Capacity Allocation Agreement.

     Funded Capex means Overhead Capex and Parent Funded Capex.

     Further Reach Capacity is defined in the Capacity Allocation Agreement.

     Group is defined in clause 3.4 of the Main Body.

     Holding Company of a body corporate ("first body") means a body corporate of which the first body is a Subsidiary.

     Hong Kong PoP means RNHK, Reach Cable Networks Limited and their successors.

     Hong Kong PoP Recovery Fee means the fee charged by a Hong Kong PoP to Reach for services, which shall be determined as the Hong Kong PoP costs marked up at the Mark up Rate in accordance with the Mark up Table plus the return on assets determined by applying the Return on Assets Rate to the monthly average net book value of assets owned by the Hong Kong PoP.

     Intellectual Property means all rights conferred under statute, common law and equity in and in relation to trade marks, trade names, logos and get up, inventions, patents, designs, copyright, circuit layouts, confidential information, know-how and trade secrets and all rights and interests in them or licences to use any of them.

     Interconnect Capacity means the capacity provided as Switchports between Reach's Interconnect Gateway Exchange and a POI for use in the provision of a Telecommunications Service.

     Interconnect Gateway Exchange means an Exchange nominated by Reach for provision of interconnection of Reach's Network with that of a member of a Group receiving Telecommunications Services.

     Interest Rate means the Default Rate as defined in the Shareholder Term Loan Facility Agreement.

     Internal Restoration Capacity is defined in clause 16.2 ("Internal Restoration").

     International POI means a POI which is used for a telephony Service and which is connected only to the international side of Reach's international gateway Exchanges.

     Invoice means the demand for payment of Charges; an Invoice may include Charges, credits and previous invoice information.

     IP Owner means the party which is the owner or licensee of Designated IP.

     IP User in relation to Designated IP means the party which is not the IP Owner.

     IRU is defined under the Capacity Allocation Agreement.

     ISAs means the PCCW ISA, the Telstra ISA and the CSL WISA.

     ISA Services means telecommunications services provided under an ISA.

     A body corporate is Insolvent if:

     (a) an order is made or an effective resolution has been passed for it to be wound up, or dissolved without winding-up (otherwise than for the purposes of reconstruction or amalgamation);

     (b) a receiver, receiver manager, judicial manager, liquidator, provisional liquidator, official manager, administrator, trustee or like official has been appointed over the whole or any material part of its undertaking or property;

     (c) any distress, execution, sequestration or other similar process has been levied or enforced upon or sued out against the whole or any material part of its property and has remained undischarged for a continuous period of more than 30 days;

     (d) it has made an assignment for the benefit of creditors (including a class of creditors) generally;

     (e) it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved in writing by the Parents);

     (f) it is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with its creditors generally to reschedule any or all of its indebtedness; or

     (g) a situation substantially analogous to any of (a) to (f) exists in connection with the body corporate under the law of any jurisdiction.

     Landing Station means a facility for landing an international cable system.

     Landing Segment Capacity means that part of any Capacity on an international cable system on the international side of an applicable Landing Station and which is not in International Waters (as defined in the Capacity Allocation Agreement).

     Legislative Event means:

     (a) the enactment, amendment, replacement or repeal of the Telecommunications Act, the TPA or other telecommunications related legislation or subordinate legislation in Australia or another country connected with this agreement;

     (b) the registration, making, promulgation, issue, amendment or replacement of any code with which either or both of the parties is bound, required or obliged to comply; or

     (c) the making of a determination or finding by a Regulator or a court of law that all or any part of this agreement contravenes any provision of any law, except to the extent that the making of such determination or finding constitutes a Regulatory Event; or

     (d) the determination, addition, variation or removal of a Service Provider Rule (as defined in section 98 of the Telecommunications
          Act) applicable to a party.

     Local Reach PoP Recovery Fee means the amount earned by a Local Reach PoP in accordance with its services agreement with Reach plus any taxes thereon other than tax on net income, excluding any return on assets or depreciation recapture related to assets over which RGNL has issued an IRU under the Capacity Allocation Agreement.

     Local Reach PoP means a member of the Reach Group providing services to the Reach Group.

     Loss means all damage, loss, cost and expense (including legal costs and expenses of whatsoever nature or description).

     Main Body means the provisions of this agreement excluding the Annexes and Service Schedules.

     Major Route means a destination which makes up one of the top 15 destinations for any voice traffic for a Parent's Group as measured by volume of minutes.

     Mark-up Rate means the rate specified in Annexure H ("Return Rates").

     Mark-up Table means the table contained in Annexure I ("Mark-up Table") specifying which Reach costs are to be marked up for the purpose of determining the Quarterly Outsourcing Fee.

     Material Breach means a material breach of this agreement by Reach.

     MIU Point is defined under the Capacity Allocation Agreement.


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


     Network (of a party) means the system, or series of systems, owned or operated by that party that carries, or is capable of carrying Communications by means of guided or unguided electromagnetic or optical energy.

     Network Conditioning means the conditioning, equipping, installing and/or commissioning of equipment, software and infrastructure in Reach's Network to enable the provision of the Telecommunications Services by Reach.

     Network Service means a Telecommunications Service provided by Reach under this agreement which is described in Reach's Service Schedule to be a Network Service.

     Non Cable Capex means Capex which is not Cable Capex.

     O&M Charges in relation to a cable system means costs incurred in relation to the operation and maintenance of the cable system but excludes any Capex.

     OMM means Reach's Operations and Maintenance Manual associated with Annexure G ("Operations and Maintenance").

     Operations and Maintenance Procedures means the procedures specified in Annexure G ("Operations and Maintenance").

     OPM means Reach's Ordering and Provisioning Manual associated with Annexure F ("Forecasting, Ordering and Provisioning").

     Order means an order for a Telecommunications Service under this agreement.

     Ordinance means the Telecommunications Ordinance (Cap 106).

     Other Outsourcing Services means the services set out in Item 2 of Annexure B ("Outsourcing Services") as described further in the relevant Service Schedules.

     Outsourcing Fee means the fee payable by each Parent to Reach for the Outsourcing Services.

     Outsourcing Services means the services set out in Annexure B ("Outsourcing Services").

     Outsourcing Services Forum or OSF means the body established under clause
     29.1 ("Establishment of OSF").

     Overhead Capex means any capex commitments of Reach which are:

     (a)  included in an AOP; or

     (b) otherwise approved by the Board of Reach Parent (or any sub committee of the Board of Reach Parent to whom the right to give this approval has been delegated, currently the capital management sub committee of the Board), and which the Parents agree is to be Overhead Capex.

     Party means a party to this agreement and parties means any of them.

     Parent means PCCW or Telstra.

     Parent's Capacity means:

     (a) Reach Capacity allocated to the Parent or in the case of PCCW, the PCCW Capacity Holder; and

     (b)  the Acquired Capacity of that Parent.

     Parent Funded Cable Capex means any capex commitments of Reach which is the Capacity Holders or either of them has agreed to fund under the Capacity Allocation Agreement.

     Parent Funded Capex means Parent Funded Cable Capex and Parent Funded Non Cable Capex.

     Parent Funded Non Cable Capex means any Capex other than Cable Capex which the Parents or either of them has agreed to fund.

     Parent Funded Development is defined in clause 15.2(b) ("Parent Funded Development").

     Parent Specific Charges means the charges payable by a Parent under paragraph 1.3 of Annexure C ("Outsourcing Fee").

     Parent's Group means the Parent and each Related Body Corporate of the Parent who may order Telecommunication Services pursuant to clause 3.4 of the Main Agreement.

     Parent's Systems and Equipment means the systems and equipment which Reach and the Parent may agree to be Parent's Systems and Equipment and will include any systems and equipment provided by a Parent pursuant to clause 19.6.

     PCCW ISA means the International Services Agreement (Hong Kong) dated 13 October 2000 between RNHK and PCCW-HKT as amended.

     PCCW PoP means an entity controlled by PCCW which is located in a country other than Australia and which acquires telecommunication services.

     People (of a party) means each of that party's directors, officers, employees, agents, contractors and representatives but, for the avoidance of doubt, does not include that party's End Customers or another party.

     Performance Requirements means, in relation to a Telecommunications Service, the performance requirements for that Telecommunications Service set out in the Performance Requirements and Cost Information Schedule for that Telecommunications Service.

     Performance Requirements and Cost Information Schedule means a schedule for a Telecommunications Service which sets out the Performance Requirements and Cost Information for that Telecommunications Service.


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


     POI means, in relation to a Parent, an agreed location which is a physical point of demarcation between Reach's Network and that Parent's Network.

     Privacy Laws means any laws, regulations, codes, or policies applicable to or protecting the privacy of individuals and their personal information, including but not limited to, Parts 13 and 14 of the Telecommunications Act, the Privacy Act 1998 (Australia) and any privacy codes registered under Division 4 of Part 6 of the Telecommunications Act and equivalent legislation in the Hong Kong SAR.

     Prohibited Traffic means traffic offered across a POI for which there is no agreement between Reach and a Parent that Reach will carry this traffic or provide a related service to the Parent and members of its Group.

     Quarter means the period from the Commencement Date to 30 June 2005 and each other subsequent 3 calendar month period commencing on 1 July, 1 October, 1 January and 1 April during the Term.

     Quarterly Adjustment is defined in clause 9.2 ("Quarterly Adjustment").

     Quarterly Outsourcing Fee is defined in clause 8.1 ("Quarterly Outsourcing Fee").

     Reach Capacity means the following Capacity:

     (a)  Existing Allocated Capacity;

     (b)  Free Upgrade Capacity;

     (c)  Further Reach Capacity.

     Reach Debt and Asset Restructure Deed means the deed by that name dated on or about the date of this agreement between Reach Parent and certain of its Subsidiaries, PCCW and certain of its Subsidiaries and Telstra and certain of its Subsidiaries .

     Reach Equipment means the equipment used by the Reach Group to provide the Outsourcing Services.

     Reach Group means Reach and each Related Body Corporate used by Reach to provide the Outsourcing Services.

     Reach Insolvency Event means Reach or any of its Related Bodies Corporate being Insolvent.

     Reach ROA Assets is defined in clause 1.4(d) of Annexure C ("Outsourcing Fee").

     Reach Systems means the systems used by the Reach Group to provide Outsourcing Services under this agreement.

     Recovery Fee means the data fee payable by a Parent under paragraph 1.4 of Annexure C ("Outsourcing Fee").

     Regulator means any authority or agency whether in Australia, the Hong Kong SAR or another country, sharing lawful authority over the subject matter of this agreement including, the avoidance of doubt, the Australian Competition and Consumer Commission and the HongKong Telecommunications Authority ("TA").

     Regulatory Event means the occurrence of:

     (a)  legal or regulatory restrictions;

     (b)  restrictions due to domestic or foreign government policy; or

     (c) other restrictions imposed on telecommunication operators in relation to providing telecommunication services (including licensing requirements and restrictions relating to reselling services), which operate such that this agreement or any action taken or required to be taken in accordance with this agreement, including the provision of the Telecommunication Services, contravenes or may contravene any provision of any applicable law in force in the jurisdiction where the Telecommunication Services are being supplied or used.

     Related Body Corporate means a body corporate which is:

     (a)  a Holding Company of another body corporate; or

     (b)  a Subsidiary of another body corporate; or

     (c)  a Subsidiary of a Holding Company of another body corporate,

     but neither Telstra nor PCCW, nor their Subsidiaries, are Related Bodies Corporate of Reach.

     Return on Assets Rate means the rate specified in Annexure H ("Return
     Rates")

     RGNL means Reach Global Networks Limited.

     Service Manual means a manual developed by Reach setting out procedures and operational matters relating to Annexes E ("Billing and Settlement"), F ("Forecasting, Ordering and Provisioning") or G ("Operations and Maintenance").

     Service Schedule means a schedule to this agreement which, among other things, describes a Telecommunications Service or Other Outsourcing Service being supplied by Reach to the Parents and other members of their Groups.

     Shareholders Agreement means the IP Backbone Company Shareholders Agreement between Telstra, Telstra Holdings Pty Limited, Telstra Holdings (Bermuda) Pty Limited, PCCW, Pacific Century Cable Holdings Limited and Reach Parent, dated 13 October 2000, as amended.

     Shareholder Term Loan Facility Agreement means the agreement of that name between Reach Finance Limited, Reach Parent, RNHK, Reach Networks Australia Pty Limited, RGNL, Reach Global Services Limited,

     Reach International Holdings Limited, Reach Global Holdings Limited, Reach Networks KK, Telstra and PCCW dated 12 January 2001, as amended.

     Signalling Gateway means Reach's Interconnect Gateway Exchange where interconnection of signalling is provided and traffic circuits are provided.

     Signalling Terminal means equipment in a Signalling Gateway which provides CCS7 signalling.

     Specification means Reach's specification for a Telecommunications Service, which specification is referenced in the service description in Reach's Service Schedule for that Telecommunications Service.

     Subsidiary of a body corporate ("first body") means a body corporate ("other body"):

     (a)  in which the first body:

          (i)  controls the composition of the other body's board; or

          (ii) is in a position to cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the other body; or

         (iii) holds more than one-half of the issued share capital of the other body (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); or

     (b)  which is a Subsidiary of a Subsidiary of the first body.

     Taxes means all duties (including, but not limited to, stamp duty), taxes (including, but not limited to, withholding tax) , levies, charges, imposts, or like charges.

     Telecommunication Services means the services listed in Annex J ("List of Telecommunications Services") and described in the Service Schedules.

     Telstra ISA means the International Services Agreement (Australia) dated 13 October 2000 between Reach and Telstra as amended.

     Telstra PoP means an entity controlled by Telstra which is located in a country other than Australia and which acquires telecommunication services.

     Term means the term of the agreement.

     Third Party Network Interconnect Services means the network to network interconnection services that Reach matches with other carriers for the provision of international services.

     Transaction Documents has the meaning given to it in the Shareholder Term Loan Facility Agreement.

     Unauthorised Traffic is defined in clause 4.5 of the Main Body.

     Unfunded Capex is Capex which is not Funded Capex and is not:

     (a)  included in an AOP; or

     (b) is otherwise approved by the Board of Reach Parent (or any sub committee of the Board of Reach Parent to whom the right to give this approval has been delegated, currently the capital management sub committee of the Board).

     Unfunded Development is Development which is not Parent Funded Development and is not:

     (a)  included in an AOP; or

     (b) is otherwise approved by the Board of Reach Parent (or any sub committee of the Board of Reach Parent to whom the right to give this approval has been delegated, currently the finance monitoring sub committee of the Board).

     US$ and United Stated Dollars means the lawful currency of the United States of America.

     Voice Fee means the voice fee payable by a Parent under paragraph 1.2 of Annexure C ("Outsourcing Fee").

     Voice Management Principles means principles guiding the management of the settlement arrangements for Voice Charges and components of the Voice Fee as agreed among the parties from time to time through the voice working group of the OSF.

     Voice Services means the Telecommunications Services listed in Annexure J which are voice services.

     Working Group has the meaning given by clause 29.2 ("Workings of OSF") of the Main Body.

     Year means each of the following periods:

     (a)  from 1 March 2005 to 31 December 2005;

     (b) each calendar year thereafter save for the Year in which the Term ends;

     (c) for the Year in which the Term ends, from 1 January of that Year until the last day of the Term.


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